UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Altair Nanotechnologies Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALTAIR NANOTECHNOLOGIES INC.
204 Edison Way
Reno, Nevada 89502
U.S.A.

MANAGEMENT INFORMATION CIRCULAR
AND PROXY STATEMENT
APRIL 16, 2009

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 4, 2009.  The Corporation’s Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2008 are available on the Internet at http:// www.altairannualmeeting.com.

Solicitation of Proxies

THIS MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT (THE “INFORMATION CIRCULAR”) IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF ALTAIR NANOTECHNOLOGIES INC. (THE “CORPORATION”) OF PROXIES TO BE USED AT THE ANNUAL MEETING OF SHAREHOLDERS OF THE CORPORATION TO BE HELD AT THE TIME AND PLACE AND FOR THE PURPOSES SET FORTH IN THE ENCLOSED NOTICE OF MEETING (THE “MEETING”).  This Information Circular, the Notice of Meeting attached hereto, and the accompanying form of proxy and the Annual Report of the Corporation for the year ended December 31, 2008 are first being mailed to the shareholders of the Corporation on or about May 5, 2009. It is expected that the solicitation will be primarily by mail, but proxies may also be solicited personally, by email, by facsimile or by telephone by officers and employees of the Corporation without additional compensation therefore.  If one or more shareholders files a proxy statement or solicits proxies in opposition to the recommendations of the board of directors of the Corporation (the “Board of Directors” or the “Board”), the Corporation may engage outside solicitors to assist with its solicitation of proxies.  Details regarding any such engagement would be set forth in a supplement to this Information Circular.

The cost of solicitation by management will be borne directly by the Corporation.  Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the Common Shares of the Corporation (“Common Shares”) held by such persons, and the Corporation will reimburse such brokerage firms, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith.

Appointment and Revocation of Proxies

The persons named in the enclosed form of proxy are officers and/or directors of the Corporation.  A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON TO REPRESENT HIM AT THE MEETING MAY DO SO either by inserting such person’s name in the blank space provided in that form of proxy or by completing another proper form of proxy and, in either case, depositing the completed proxy at the office of the transfer agent indicated on the enclosed envelope not later than 48 hours (excluding Saturdays and holidays) before the time of holding the Meeting, or by delivering the completed proxy to the chairman of the Board of Directors on the day of the Meeting or adjournment thereof.

A proxy given pursuant to this solicitation may be revoked by instrument in writing, including another proxy bearing a later date, executed by the shareholder or by his attorney authorized in writing, and deposited either at the Corporation’s principal office located at 204 Edison Way, Reno, Nevada, 89502, U.S.A. at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of such Meeting on the day of the Meeting, or adjournment thereof, or in any other manner permitted by law.

Voting of Proxies

THE COMMON SHARES REPRESENTED BY A DULY COMPLETED PROXY WILL BE VOTED OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS OF THE SHAREHOLDER ON ANY BALLOT THAT MAY BE CALLED FOR AND, IF THE SHAREHOLDER SPECIFIES A CHOICE WITH RESPECT TO ANY MATTER TO BE ACTED UPON, SUCH COMMON SHARES WILL BE VOTED ACCORDINGLY.  UNLESS OTHERWISE INDICATED ON THE FORM OF PROXY, SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES IN FAVOR OF PERSONS DESIGNATED IN THE PRINTED PORTION OF THE ENCLOSED FORM OF PROXY WILL BE VOTED (I) TO ELECT MANAGEMENT’S SEVEN NOMINEES FOR DIRECTOR, AND (II) TO APPOINT PERRY SMITH LLP AS THE CORPORATION’S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.  The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the notice of Meeting, or other matters which may properly come before the Meeting.  At the time of printing this Information Circular, management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting.

Voting Securities and Principal Holders of Voting Securities

The authorized capital of the Corporation consists of an unlimited number of Common Shares.  As of April 6, 2009, the Corporation had 93,153,271 Common Shares issued and outstanding.

The Corporation shall make a list of all persons who are registered holders of Common Shares as of the close of business on April 6, 2009 (the “Record Date”) and the number of Common Shares registered in the name of each such person on that date.  Each shareholder is entitled to one vote for each Common Share registered in his name as it appears on the list.

One-third of the outstanding Common Shares entitled to vote, represented in person or by properly executed proxy, is required for a quorum at the Meeting.  Abstentions will be counted as “represented” for purposes of determining the presence or absence of a quorum.  Complete broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on any of the matters to be considered at the Meeting, will not be counted as “represented” for the purpose of determining the presence or absence of a quorum.

To the knowledge of the directors and executive officers of the Corporation, as of April 6, 2009, only one holder, Al Yousuf, LLC, directly or indirectly, exercises control or direction of over more than 10% of the Common Shares outstanding.  According to a Schedule 13D filed by Al Yousuf, LLC and affiliates on October 8, 2008, the affiliate group beneficially owns 20,095,038 Common Shares representing 21.6% of the outstanding Common Shares as of April 6, 2009.

Under the Canada Business Corporations Act (the “CBCA”), once a quorum is established, in connection with the election of directors, the seven nominees receiving the highest number of votes will be elected.  In order to approve the proposal in respect of the appointment of the corporation’s independent public accounting firm, the votes cast in favour of such proposal must exceed the votes withheld.  Abstentions and broker non-votes will not have the effect of being considered as votes cast against any of the matters considered at the Meeting.

Exchange Rate Information

The following exchange rates represent the noon buying rate in New York City for cable transfers in Canadian Dollars (CDN. $), as certified for customs purposes by the Federal Reserve Bank of New York.  The following table sets forth, for each of the years indicated, the period-end exchange rate, the average rate (i.e., the average of the exchange rates on the last day of each month during the period), and the high and low exchange rates of the U.S. Dollar (U.S. $) in exchange for the Canadian Dollar (CDN. $) for the years indicated below, based on the noon buying rates.

For the Year Ended December 31,
	2008	2007	2006	2005	2004
(Each U.S. Dollar Purchases the Following Number of Canadian dollars)
High	1.3013	1.1852	1.1726	1.2703	1.3970
Low	0.9709	0.9168	1.0989	1.1507	1.1775
Average	1.0667	1.0734	1.1340	1.2083	1.2984
Year End	1.2228	0.9881	1.1652	1.1656	1.2034

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The Articles of Continuance of the Corporation (the “Articles”) provide that the Board may consist of a minimum of three and a maximum of nine directors, to be elected annually.  Each director will hold office until the next annual meeting or until his successor is duly elected unless his office is earlier vacated in accordance with the by-laws of the Corporation.  Pursuant to the Articles, the Board has been empowered to set the size of the Board, subject to any limitations set forth in the Articles or the CBCA.  The Articles provide that the Board may, between meetings of shareholders, appoint one or more additional directors, but only if, after such appointment, the total number of directors would not be greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders. As of the end of the 2008 annual shareholder meeting, the Board was composed of six directors.  During 2008 the Board was increased by two members and the entire Board is currently composed of eight directors.  Mr. Bazinet has resigned as a Director of the Corporation effective June 3, 2009.  The Board has accepted Mr. Bazinet’s resignation and coincident with it reduced the size of the Board from eight members to seven.

Certain information with respect to the seven nominees of the Board for election as directors is set forth in the table below:

Name & Province/State and Country	Office with Corporation	Period of Service as a Director	Number of Common Shares Beneficially Owned or Over Which Control or Direction is Exercised as of March 31, 2009(1)

Jon N. Bengtson	Chairman(A)	Since 2003	58,556
Nevada, U.S.A.

Eqbal Al Yousuf	Director(B)	Since October 2008	20,105,038(2)
Dubai, U.A.E.

Terry Copeland	Director and Chief Executive Officer	Since June 2008	108,137(3)
Nevada, U.S.A.

George Hartman	Director(A)	Since 1997	144,856(4)
Ontario, Canada

Robert Hemphill	Director	Since 2007	934,255(5)
Maryland, U.S.A.

Pierre Lortie	Director(A) (B)	Since 2006	28,115
Quebec, Canada

Robert G. van Schoonenberg	Director(A) (B)	Since April 2008	38,815
California, U.S.A.
(A) Member of Audit Committee
(B) Member of Compensation, Corporate Governance and Nominations Committee (the “Compensation and Nominating Committee”)

(1)
The information as to Common Shares beneficially owned or over which control or direction is exercised is not within the knowledge of the Corporation and has been furnished by the respective nominees individually.  This information includes all Common Shares issuable pursuant to the exercise of options that are exercisable within 60 days of March 31, 2009.  This information does not include any Common Shares subject to options that are not exercisable within 60 days of March 31, 2009 or subject to options that vest only upon the occurrence of events, such as a rise in the market price of the Common Shares, outside of the control of the optionee.

(2)	The owner of record of 20,095,038 of these shares is Al Yousuf LLC; however, Mr. Al Yousuf has voting control and investment discretion over these securities.
(3)	Includes 106,250 Common Shares subject to options granted to Mr. Copeland pursuant to the Corporation’s 2005 Stock Incentive Plan (Amended and Restated) (the “2005 Plan”).
(4)
Includes 85,000 Common Shares subject to options granted to Mr. Hartman pursuant to the Corporation’s 1998 Stock Option Plan (the “1998 Plan”).  Includes 500 Common Shares owned by Julie Bredin, the spouse of Mr. Hartman.

(5)
The owner of record of 895,523 of these shares is The AES Corporation; however, Mr. Hemphill has voting control and investment discretion over these securities.  Mr. Hemphill has no direct financial interest in such securities and disclaims beneficial ownership of these securities.  Also includes 2,666 Common Shares vested through the dates noted in (1) above, subject to options granted to Mr. Hemphill pursuant to the 2005 Plan.

IF ANY OF THE NOMINEES IS FOR ANY REASON UNAVAILABLE TO SERVE AS A DIRECTOR, PROXIES IN FAVOR OF MANAGEMENT WILL BE VOTED FOR ANOTHER NOMINEE IN THEIR DISCRETION UNLESS THE SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS SHARES ARE TO BE WITHHELD FROM VOTING IN THE ELECTION OF DIRECTORS.

Set forth below is a description of each of the directors of the Corporation who is nominated for election at the Meeting and each of the executive officers of the Corporation, including their principal occupations for the past five years.

Directors

Jon N. Bengtson, 65, has been a director of the Corporation since July 2003 and was appointed Chairman of the Board in June 2004. He served as the chairman of the board of The Sands Regent Hotel Casino until its acquisition in January 2007 and served as chairman of the board of Radica Games Limited until its acquisition by Mattel, Inc. in October 2006.  Mr. Bengtson began his career with Harrah's Entertainment, Inc., where he served for nine years in various management positions, including vice president of management information systems. He joined International Game Technology in 1980 as vice president, chief financial officer and director and was subsequently promoted to vice president of marketing in 1982. Mr. Bengtson joined The Sands Regent Hotel Casino in June 1984 and served in various positions, including vice president of finance and administration, chief financial officer, treasurer and director, senior vice president and director, executive vice president, chief operating officer and director until December 1993. In January 1994, he joined Radica Games Limited as vice president and chief financial officer and was appointed president and chief executive officer of Radica USA Ltd. in December 1994 and served as chairman of the board from January 1996 until October 2006. Mr. Bengtson was a founder and chief financial officer of ShareGate, Inc., a venture-funded telecommunications equipment company from March 1996 until October 2001. Mr. Bengtson is also the founder and director for Pinyon Technology, a start-up technology corporation developing wireless smart antenna networking technology. He holds a bachelor’s degree in business administration and a master of business administration from the University of Nevada, Reno.

Eqbal Al Yousuf, 51, has been a director of the Corporation since October 2008.  Mr. Al Yousuf joined his father’s firm, Al Yousuf, LLC, in June 1983 as managing director, and he was appointed as deputy chairman in 1988, vice chairman in 2001, and chief executive president in 2004.  During his tenure with Al Yousuf, LLC, Mr. Al Yousuf has helped grow it into a significant company in the Middle East with markets stretching into the Indian sub-continent, Asia, Europe and the U.S.  Al Yousuf, LLC has grown into a multi-million dirham conglomerate with operations ranging from motor vehicles, auto rental and real estate development to home electrical appliances, state-of-the-art electronics and computer operating systems. In December 2007, Mr. Al Yousuf was elected to the board of directors of ZAP, Inc., a provider of electric and high technology vehicles, and became the chairman of the board of ZAP in August 2008. Mr. Al Yousuf is actively involved with numerous social and environmental causes.  He holds two bachelors degrees, one in computer science and the other in economics, both from the University of Minnesota.

Terry M. Copeland, 57, was appointed President of the Corporation in February 2008 and Chief Executive Officer and a director of the Corporation in June 2008.  Dr. Copeland joined the Corporation in November 2007 as Vice President, Operations for the Power and Energy business unit of Altairnano, Inc., the operating subsidiary through which the Corporation conducts its nanotechnology business.  Prior to joining the Corporation, Dr. Copeland worked as a general manufacturing and technical consultant from 2004 through the end of 2007.  From 2000 through 2003, Dr. Copeland was the vice president of product development at Millennium Cell, Inc., a development stage company working with alternative fuels.  From 1992 through 2000, Dr. Copeland worked for Duracell, a leading consumer battery company, where he held positions as director of product development (1998 to 2000), plant manager (1995 to 1998) and director of engineering (1992 to 1995). Dr. Copeland also worked for E.I. DuPont De Nemours & Co., Inc. from 1978 to 1992, where his positions included research engineer, technical manager and manufacturing manager.  Dr. Copeland earned a bachelor’s degree in chemical engineering from the University of Delaware and earned a doctor of philosophy degree in chemical engineering from the Massachusetts Institute of Technology.

George E. Hartman, 60, was elected a director of the Corporation in March 1997.  From 1995 until 1998, Mr. Hartman served as president of Planvest Pacific Financial Corp., a Vancouver-based financial planning firm with U.S. $1 billion of assets under management.  He also served on the board of directors of the parent firm, Planvest Capital Corp. (TSE:PLV).  From 1998 until 2000, Mr. Hartman was a vice president of Financial Concept Group until the firm’s sale to Assante Corporation, a North American financial services industry consolidator.  At that time, he became CEO of PlanPlus Inc., Canada’s oldest firm specializing in wealth management software for the financial services industry worldwide.  Today, Mr. Hartman continues as CEO & president of Market Logics Inc. (originally Hartman & Company Inc.), a firm he founded in 1991 which provides research and consulting services to businesses, professional organizations and individuals.  Since 2004, Mr. Hartman has also served as executive vice president of The Covenant Group, a management-consulting firm where Mr. Hartman is the author of two best-selling books: Risk is a Four -Letter Word-The Asset Allocation Approach to Investing (1992), and its sequel, Risk is STILL a Four Letter Word (2000).  Other directorships include: PlanPlus Inc. (software); SOS Together Inc. (environmental education).  Mr. Hartman holds a master of business administration degree from Wilfred Laurier University in Waterloo, Ontario.

Robert F. Hemphill, Jr., 65, has been a director of the Corporation since May 2007.  Mr. Hemphill is president and chief executive officer of AES Solar.  Mr. Hemphill has served as executive vice president of The AES Corporation (NYSE:AES) since 2005. AES is one of the world’s largest global power companies with operations in 26 countries on five continents. Mr. Hemphill joined AES in 1981 and has held a series of senior leadership positions, including serving as AES’s executive vice president of global development from 2003 to 2004. Earlier in his tenure, he participated in or oversaw the development of many of AES’s earliest projects.  Mr. Hemphill resigned from The AES Corporation in June 1996 and subsequently returned in January 2003.  Mr. Hemphill also served as a member of the AES board of directors from June 1996 to February 2004.  From 1995 to 2002, Mr. Hemphill served as the managing director of Toucan Capital Fund II, L.P., a $120 million private venture capital fund focused on seed and early-stage life science and advanced technology investments. Prior to joining AES in 1981, Mr. Hemphill held senior management positions with the Tennessee Valley Authority, the U.S. Department of Energy and the U.S. Office of Management and Budget.  Mr. Hemphill holds a bachelor’s degree in political science from Yale University, a master’s degree in political science from the University of California, Los Angeles, and a master of business administration degree from The George Washington University.

Pierre Lortie, 62, has been a director of the Corporation since June 2006. Since May 2006, Mr. Lortie has served as senior business advisor to Fraser Milner Casgrain LLP, one of Canada's leading full service business law firms serving both Canadian and international clients.  From June 2004 to December 2005, Mr. Lortie was the president of the Transition Committee of the Agglomeration of Montreal.  Since April 2004, Mr. Lortie also serves as the president of G&P Montrose, a management consulting company.  Mr. Lortie worked at Bombardier from April 1990 to December 2003, where he served as president and COO of Bombardier’s transportation, capital, international and regional aircraft aerospace groups.  Mr. Lortie has held several positions in the technology field, including chairman of the Centre for Information Technology Innovation and vice chairman of Canada’s National Advisor Board on Science and Technology.  Mr. Lortie was a representative of the Prime Minister of Canada on the APEC Business Advisory Council (ABAC) from 1999 to 2004. He currently serves as chairman of the board of Country Style Food Services, a private corporation engaged in quick food restaurant services, and is a director of Dynaplas, a private corporation engaged in precision injection moulding manufacturing for the automotive industry, and Group Canam (TSX-V:CAM), a public corporation engaged in the design and fabrication of construction products and solutions.  A professional engineer, Mr. Lortie holds a bachelor’s degree in applied sciences in engineering physics from Université Laval, a degree in applied economics from the Université de Louvain, Belgium, and a master of business administration degree with honors from the University of Chicago.  Additionally, he has received the honorary degree of doctorate honoris causa from Bishop’s University.  Mr. Lortie was appointed Member of the Order of Canada in 2001.

Robert G. van Schoonenberg, 62, has been a director of the Corporation since April, 2008.  Since January 2008, Mr. van Schoonenberg has been chairman and chief executive officer of BayPoint Capital Partners, LLC a private equity/advisory firm in Newport Beach, California.  He has also served as chairman of the board of Premiere Entertainment, LLC since March 2008.  From 1981 through December 2008, Mr. van Schoonenberg previously served as executive vice president, chief legal officer and secretary to the board of directors of Avery Dennison Corporation (NYSE: AVY.)  Prior to joining Avery Dennison Corporation in 1981, he was at Gulf Oil Corporation as a member of the corporate general counsel’s staff since 1974.  Mr. van Schoonenberg is on the board of Guidance Software, Inc. (NASDAQ: GUID.)  He is a trustee of the Southwestern University Law School and the Avery Dennison Foundation.  He is past director of the University of Wisconsin Graduate School of Business Advisory Board.  He is a member of the Audit Committee Roundtable of Orange County.  His educational background includes a bachelor’s degree in economics from Marquette University, a master of business administration degree in finance from the University of Wisconsin and a juris doctorate from the University of Michigan.  He served in the United States Army, military intelligence, in Munich, Germany.

Executive Officers

The executive officers of the Corporation are Terry M. Copeland, John C. Fallini, Bruce J. Sabacky, Stephen A. Balogh, C. Robert Pedraza and Daniel Voelker.  On February 27, 2008, Alan J. Gotcher was terminated as an officer of the Corporation, and the Board of Directors appointed Terry M. Copeland as President. On April 7, 2008, John Fallini was appointed as Chief Financial Officer of the Corporation, replacing Edward Dickinson, who remains employed as Senior Director Programs and Contracts.  On June 16, 2008, C. Robert Pedraza was appointed to the position of Vice President of Corporate Strategy and on November 24, 2008, Daniel Voelker was promoted into the position of Vice President of Engineering and Operations.  On September 6, 2008, Jeffrey A. McKinney resigned as an officer of the Corporation.  Information regarding Mr. Copeland is presented in “Directors” immediately above.  Certain information regarding Messrs. Fallini, Sabacky, Balogh, Pedraza and Voelker follows.

John C. Fallini, 60, joined the Corporation on April 7, 2008 as the Chief Financial Officer and was appointed as Secretary of the Corporation in February 2009.  Prior to joining the Corporation, Mr. Fallini served as the chief financial officer for Alloptic, Inc., a private corporation that produces passive optical network access equipment for the telecommunications and cable TV industries from January 2007 to March 2008.  From 2004 through 2006, Mr. Fallini was an independent consultant specializing in financial services and providing interim CFO support to companies in a number of different industries.  From 2000 through 2003, Mr. Fallini served as the chief financial officer for Informative, Inc., a private corporation that sold customer voice management software that allowed real time dialogue with customers via the internet.  From 1998 to 2000 Mr. Fallini served as the chief operating officer of Butterfields, the fourth largest fine arts auctioneer in the world, and from 1976 to 1998 Mr. Fallini served in a variety of management positions with Pacific Bell in both the regulated and deregulated sides of the company.  Mr. Fallini obtained a bachelor of science degree in engineering and applied science from the University of California, Los Angeles and a master of business administration degree in finance with high honors from Oklahoma City University.

Bruce J. Sabacky, 58, was appointed Chief Technology Officer of the Corporation in June 2006.  Dr. Sabacky was appointed Vice President of Research and Engineering for Altairnano, Inc., the operating subsidiary through which the Corporation conducts its nanotechnology business, in October 2003.  Dr. Sabacky joined Altairnano, Inc. in January 2001 as Director of Research and Engineering.  Prior to that, he was the manager of process development at BHP Minerals Inc.’s Center for Minerals Technology from 1996 to 2001, where he was instrumental in developing the nanostructured materials technology.  Dr. Sabacky was the technical superintendent for Minera Escondida Ltda. from 1993 to 1996 and was a principal process engineer with BHP from 1991 to 1993.  Prior to that, he held senior engineering positions in the minerals and metallurgical industries.  Dr. Sabacky obtained a bachelor of science and a master of science degree in metallurgical engineering from the South Dakota School of Mines and Technology and a doctor of philosophy degree in materials science & mineral engineering with minors in chemical engineering and mechanical engineering from the University of California, Berkeley.

Stephen A. Balogh, 62, joined the Corporation as Vice President, Human Resources, in February 2007.  In 2001, Mr. Balogh founded PontusOne, providing executive search and consulting services to technology companies, where he continued to work through 2007. Before founding PontusOne, Mr. Balogh was a managing partner of David Powell, Inc., a Silicon Valley based executive search firm from 1997 to 2001. Previously, Mr. Balogh served more than twenty three years in various managerial positions at Raychem Corporation, a multibillion-dollar, international material science company.  In his last position, he served as Raychem’s corporate vice president of human resources from 1990 through 1996. From 1984 to 1990 at Raychem, Mr. Balogh was general manager for Chemelex, a worldwide division of Raychem. His extensive global business experience with Raychem includes expatriate assignments in both Brussels and Paris. Mr. Balogh holds a bachelor of science degree and a Dean’s Certificate of Advanced Engineering Study in chemical engineering from Cornell University and a masters of business administration degree from the Stanford Graduate School of Business.

C. Robert Pedraza, 47, joined the corporation in July 2005 as Vice President - Strategy and Business Development.  He was then appointed as Vice President, Corporate Strategy in June 2008.  Previously, Mr. Pedraza founded Tigré Trading, an institutional equity trading boutique which facilitated transactions for hedge funds and assisted in fund raising from July 2002 through May 2005. Prior to that Mr. Pedraza held senior sales roles with Fidelity Investments Institutional Services Company, Alliance Capital Management L.P., Compass Bancshares, Inc. and Prudential-Bache Securities, Inc. Mr. Pedraza received his bachelor’s degree in business and economics from Lehigh University where he was a recipient of the Leonard P. Pool Entrepreneurial Scholarship. He also completed the Graduate Marketing Certificate Program at the Southern Methodist University Cox School of Business.

Daniel S. Voelker, 55, joined the Corporation as Vice President, Operations for Power & Energy Systems in April 2008, and was promoted to Vice President, Engineering & Operations in November 2008.  Prior to joining the Corporation, Mr. Voelker was the vice president of business development and sales for Wes-Tech Automation Solutions, a systems integration business supplying the automotive industry, where he also served as the vice president of operations during his employment from June 2004 through April 2008.  From May 1999 through June 2004, Mr. Voelker served DT Industries, Inc in several key leadership roles, including director of engineering, director of program management, and finally as the general manager of DT’s Chicago operation.  From November 1982 through April 1999, Mr. Voelker served Duracell in increasing levels of responsibility during more than sixteen years with the company.  His job responsibilities included project engineer, systems engineering manager, plant engineering manager for Duracell’s lithium manufacturing operation, and director of equipment engineering for Duracell world-wide.  He played a key role in Duracell product launches of lithium battery products and lithium plant startup, the on-cell battery tester, ultra alkaline batteries, as well as key capacity expansion initiatives for alkaline batteries globally.  Mr. Voelker graduated from the University of Nebraska with a bachelor’s degree in mechanical engineering.

Security Ownership of Certain Beneficial Owners and Management

Set forth below is information with respect to beneficial ownership of Common Shares as of March 31, 2009 by the named executive officers (as defined below) currently employed with the Corporation, by each of the directors of the Corporation, by all current executive officers and directors of the Corporation as a group and by each person known to the Corporation to beneficially own 5% or more of the outstanding Common Shares.  The “named executive officers” are the Corporation’s Chief Executive Officer, former Chief Executive Officer, Chief Financial Officer, former Chief Financial Officer, the three other most highly compensated continuing executive officers during 2008, and one additional individual that would have been among the three most highly compensated continuing executive officers during 2008 but for the fact that the individual was not serving as an executive officer at the end of 2008.  The table below does not include information with respect to the beneficial ownership of shares by Alan Gotcher, the Corporation’s former Chief Executive Officer, or Jeffrey McKinney, the Corporation’s former Vice President and Chief Patent Counsel, as such information is not available to the Corporation.  Unless otherwise indicated, each of the shareholders named in the table has sole voting and investment power with respect to the Common Shares identified as beneficially owned.  The Corporation is not aware of any arrangements, the operation of which may at a subsequent date result in a change in control of the Corporation.

Title of Class	Name of Officer or Director	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
Common	Terry M. Copeland (Chief Executive Officer and Director)	108,137(3)	*
Common	John C. Fallini (Chief Financial Officer and Secretary)	37,500(4)	*
Common	Bruce J. Sabacky (Vice President and Chief Technology Officer)	203,940(5)	*
Common	Stephen A. Balogh (Vice President, Human Resources)	195,018(6)	*
Common	C. Robert Pedraza (Vice President, Corporate Strategy)	188,213(7)	*
Common	Edward H. Dickinson (Former Chief Financial Officer)	425,415(8)	*
Common	Eqbal Al Yousuf (Director)	20,105,038(9)	21.6%
Common	Michel Bazinet (Director)	37,311	*
Common	Jon N. Bengtson (Director)	58,556	*
Common	George E. Hartman (Director)	144,856(10)	*
Common	Robert F. Hemphill, Jr. (Director)	934,255(11)	1.0%
Common	Pierre Lortie (Director)	28,115	*
Common	Robert G. van Schoonenberg (Director)	38,815	*

Common	All Directors and Officers as a Group (13 persons)	22,505,169(12)	23.9%
Title of Class	Name and Address of 5% Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Common	Al Yousuf, LLC	20,105,038(13)	21.6%

* Represents less than 1% of the outstanding Common Shares.

(1)
Includes all Common Shares issuable pursuant to the exercise of options and warrants that are exercisable within 60 days of March 31, 2009.  Does not include any Common Shares subject to options that are not exercisable within 60 days of March 31, 2009 or subject to options that vest only upon the occurrence of events, such as a rise in the market price of the Common Shares, outside of the control of the optionee.

(2)
Based on 93,153,271 Common Shares outstanding as of March 31, 2009.  Common Shares underlying options, warrants or other convertible or exercisable securities are, to the extent exercisable within 60 days of March 31, 2009, deemed to be outstanding for purposes of calculating the percentage ownership of the owner of such convertible and exercisable securities, but not for purposes of calculating any other person’s percentage ownership.

(3)	Includes 106,250 Common Shares subject to options granted to Mr. Copeland pursuant to the 2005 Plan.
(4)	Includes 37,500 Common Shares subject to options granted to Mr. Fallini pursuant to the 2005 Plan.
(5)	Includes 25,000 Common Shares subject to options granted to Mr. Sabacky pursuant to the 1998 Plan and 165,824 Common Shares subject to options granted to Mr. Sabacky pursuant to the 2005 Plan.
(6)	Includes 153,213 Common Shares subject to options granted to Mr. Balogh pursuant to the 2005 Plan. Includes 23,000 Common Shares owned by Linda Balogh, the spouse of Mr. Balogh.
(7)	Includes 178,767 Common Shares subject to options granted to Mr. Pedraza pursuant to the 2005 Plan.
(8)	Includes 211,200 Common Shares subject to options granted to Mr. Dickinson pursuant to the 1998 Plan and 198,812 Common Shares subject to options granted to Mr. Dickinson pursuant to the 2005 Plan.
(9)	The owner of record of 20,095,038 of such Common Shares is Al Yousuf LLC, however, Mr. Al Yousuf has voting control and investment discretion over these securities.
(10)	Includes 85,000 Common Shares subject to options granted to Mr. Hartman pursuant to the 1998 Plan. Includes 500 Common Shares owned by Julie Bredin, the spouse of Mr. Hartman.
(11)
The owner of record of 895,523 of such Common Shares is The AES Corporation, however, Mr. Hemphill has voting control and investment discretion over these securities.  Mr. Hemphill has no direct financial interest in such securities and disclaims beneficial ownership of these securities.  Includes 2,666 Common Shares subject to options granted to Mr. Hemphill pursuant to the 2005 Plan.

(12)
Includes 236,200 Common Shares subject to options granted to officers and directors pursuant to the 1998 Plan and 928,032 Common Shares subject to options granted to officers and directors pursuant to the 2005 Plan.

(13)
Eqbal Al Yousuf has voting and investment control over these securities.  Information is based solely on Schedule 13D filed by Al Yousuf LLC and Eqbal Al Yousuf with the Securities and Exchange Commission on October 8, 2008.

Certain Relationships and Related Transactions

Subsequent to Mr. Hemphill’s appointment as a director in April 2007, the Corporation entered into a multi-year Joint Development and Equipment Purchase Agreement with AES Energy Storage, LLC (“AES”) in July 2007.  Under the terms of this agreement the Corporation has agreed to work jointly with AES to develop a suite of energy storage products for purchase by AES and potentially to third parties.  This agreement is effective through July 2011.  As part of the joint development process, AES placed an order for a prototype energy storage product during 2007 at a cost of $1,000,000.  As Executive Vice President of The AES Corporation, Mr. Hemphill was not independent in regard to this transaction and confirmed that he executed the Board of Directors' consent regarding this contract for the purpose of making the consent effective as a written consent resolution but would be abstaining were this matter considered at a meeting of the directors.  Mr. Hemphill disclaims any direct financial interest in such transactions.

In October 2008 the Corporation accepted a $10,000,000 investment from Al Yousuf, LLC in exchange for 5,882,353 Common Shares pursuant to a stock purchase and settlement agreement.  In addition, the Corporation appointed Mr. Eqbal Al Yousuf, who is the chief executive president of Al Yousuf, LLC, to a seat on the Board, expanding the number of Directors from seven to eight.  As part of this stock purchase and settlement agreement with Al Yousuf, LLC, the Corporation also provided Al Yousuf, LLC, with 2,117,647 Common Shares in exchange for a release of potential breach of contract and other claims related to the Al Yousuf, LLC stock purchase in 2007.  Under the 2007 purchase agreement, the Corporation made certain representations and warranties related to its inventory, warranty reserve and similar matters that were affected by the write-offs and warranty offers announced in March 2008.

Compensation, Nominating and Governance Committee

The Compensation, Nominating and Governance Committee discharges the Board’s responsibilities relating to compensation of the Corporation’s directors and officers, oversees and monitors the Corporation’s management in the interest and for the benefit of the stockholders and assists the Board by identifying and recommending individuals qualified to become directors.  The Compensation, Nominating and Governance Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Corporation.

The members of the Compensation, Nominating and Governance Committee as of the date of this Information Circular are Pierre Lortie (Chair), Eqbal Al Yousuf, Michel Bazinet, and Robert van Schoonenberg, each of whom is independent under NASDAQ’s listing standards.  On May 29, 2008, Mr. van Schoonenberg was appointed to the Compensation, Nominating and Governance Committee.  On October 14, 2008, Mr. Al Yousuf was appointed to the Compensation, Nominating and Governance Committee.  The Compensation, Nominating and Governance Committee met six times during 2008 in person or by telephone.

The charter governing operations of the Compensation, Nominating and Governance Committee was adopted in April 2004 and updated in February 2007, and is available at the Corporation’s website at www.altairnano.com under “Investors” - “Governance.”

Compensation, Nominating and Governance Committee Interlocks and Insider Participation

The current members of the Compensation, Nominating and Governance Committee are Pierre Lortie (Chair), Eqbal Al Yousuf, Michel Bazinet, and Robert van Schoonenberg.   Subsequent to June 3, 2009, Michel Bazinet will no longer be a Director or member of the Compensation, Nominating and Governance Committee.  On May 29, 2008, Mr. van Schoonenberg was appointed to the Compensation, Nominating and Governance Committee.  Prior to May 29, 2008, the members of the Compensation, Nominating and Governance Committee were Pierre Lortie (Chair), and Michel Bazinet.  On October 14, 2008, Mr. Eqbal Al Yousuf was appointed to the Compensation, Nominating and Governance Committee.  None of Messrs. Lortie, Al Yousuf, Bazinet or van Schoonenberg, is currently, or has formerly been, an officer or employee of the Corporation or any of its subsidiaries.  The Corporation had no relationship during 2008 requiring disclosure under Item 404 of Regulation S-K with respect to any of the persons who served on the Compensation, Nominating and Governance Committee during 2008 other than Eqbal Al Yousuf.   As described in “Certain Relationships and Related Transactions,” in October 2008, pursuant to a stock purchase and settlement agreement, the Corporation accepted a $10,000,000 investment from Al Yousuf, LLC in exchange for 5,882,353 Common Shares, agreed to appoint Mr. Al Yousuf to its Compensation, Nominating and Governance Committee and issue Al Yousuf, LLC with 2,117,647 Common Shares in exchange for a release of potential breach of contract and other claims related to the Al Yousuf, LLC stock purchase in 2007.  Mr. Al Yousuf is the chief executive officer of Al Yousuf, LLC.   The Board of Directors believes that Mr. Al Yousuf is independent despite his previous financing activities and significant shareholdings based upon the independence from management he has exhibited at all times since his initial investment in the Corporation and its general belief that being a significant shareholder is not likely to interfere with the independence of a director’s judgment (and is likely to enhance it).

Compensation Discussion and Analysis

Pursuant to Item 402(b) of Regulation S-K promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”), the following discussion is meant to provide an overview of the material elements of the Corporation’s compensation policy (the “Compensation Policy”).  The following discussion is meant to be a principle-based discussion of the Corporation’s compensation policies and provide context to the tables that follow.  Specific reference to disclosures in the compensation tables will be discussed in narrative descriptions following the respective compensation tables.

Compensation Philosophy

The objectives of our executive officer compensation policy are to attract and retain talented and dedicated executives, to tie compensation to the achievement of specified short-term and long-term performance objectives, and to align executives’ incentives with the creation of shareholder value. The Compensation, Nominating and Governance Committee approves and annually evaluates the Corporation’s compensation policies applicable to, and the performance of, the Corporation’s executive officers, including the Chief Executive Officer, Chief Financial Officer and the other executive officers identified in the Summary Compensation Table on page 22 (referred to as the “named executive officers”).

The following objectives guide compensation decisions:
-	Provide a competitive total compensation package that enables the Corporation to attract and retain key executive talent;
-	Align key elements of compensation with the Corporation’s annual and long-term business strategies and objectives; and
-	Provide a mix of base compensation and performance-based compensation that directly links executive rewards to the performance of the Corporation and shareholder return.

Elements of Executive Compensation

The principal components of compensation for the Corporation’s named executive officers are as follows:
-	Base salary;
-	Annual incentive bonus; and
-	Long-term equity-based incentives, primarily stock options.

Named executive officers are entitled to benefits generally available to all full-time salaried employees of the Corporation.  These benefits include up to 5 weeks per-year of paid time off for medical and vacation leave, subsidized group health plan coverage offered to all salaried employees of the Corporation, and eligibility to participate in the Corporation’s 401(k) Profit Sharing Plan (the “401(k) Plan”), matching contributions under the 401(k) Plan in an amount up to the greater of 50% of the first $2,500 contributed or 3% of the employee’s base salary.  As explained in “Termination and Change of Control Agreements” below, certain named executive officers may be entitled to severance payments in connection with a change of control or termination of their employment.  Other than as described above, the named executive officers are not provided with special benefits or perquisites such as company cars, enhanced medical plans or dental plans.

Determination of Compensation

In order to evaluate the competitiveness and appropriateness of the Corporation’s total compensation and mix of compensation for executive officers, the Compensation, Nominating and Governance Committee reviews data on the base salary, annual incentive bonus and equity-based incentive compensation for various executive positions, as well as the mix of compensation components, of executive officers of a benchmark group of twelve companies that comprise the chemicals, electronics and industrial products business sectors of reporting public companies with annual revenues of less than $100 million and with a market capitalization between $200 million and $750 million.  Equilar, an independent company, produces all compensation reports.

In addition to the benchmark company information, in determining the amount of and mix of compensation, the Compensation, Nominating and Governance Committee considers evaluations of the Chief Executive Officer by each of the directors of the Corporation, the recommendations of the Chief Executive Officer and Vice President of Human Resources with respect to officers other than the Chief Executive Officer, the performance of each executive officer against pre-determined business goals and objectives and the potential role of each executive in the strategic plan of the Corporation. Subject to adjustment upward or downward based upon the various evaluations, the Compensation, Nominating and Governance Committee generally targets base compensation and equity-based incentive awards near the median of the benchmark group and targets maximum annual incentive bonus near the 75th percentile of the benchmark group detailed below:

SurModics, Inc.	Valence Technology, Inc.
FuelCell Energy	DTS, Inc.
Peerless Manufacturing Company	Metabolix, Inc.
Raser Technologies, Inc.	Graham Corporation
Cambridge Display Technology	Fuel Tech, Inc.
Capstone Turbine Corporation	Ballard Power Systems

Mix of Compensation

The Compensation, Nominating and Governance Committee believes that a significant percentage of the annual compensation of the named executive officers should be at-risk. During 2008, between approximately 39% and 52% of the named executive officers’ potential annual compensation was dependent upon the achievement of individual and corporate goals.  In addition, stock options granted to the Corporation’s named executive officers for retention and incentive purposes generally vest over a period of four years.

The percentage of compensation at risk increases as the level of position increases, with the top figures in each of the ranges set forth above being that of the Corporation’s Chief Executive Officer. This provides additional upside potential and downside risk for senior positions, recognizing that these roles have greater influence on the Corporation’s performance.

Base Salary

Base salaries for the named executive officers are established based on the scope of their responsibilities, their skills and their historical and potential contributions to the Corporation, as well as the compensation paid by benchmarked companies for similar positions. Generally, base salaries are targeted near the median of the range of salaries for executives in similar positions with similar responsibilities at benchmark companies, in line with our compensation philosophy. Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

The base salaries of the named executive officers as of the date of this Information Circular are as follows:

Name	2009 Base Salary ($)
Terry M. Copeland, President, Chief Executive Officer	325,000
John C. Fallini, Chief Financial Officer	230,000
Bruce J. Sabacky, Vice President & Chief Technology Officer	225,000
Stephen Balogh, Vice President Human Resources	193,800
C. Robert Pedraza, Vice President Corporate Strategy	190,000

Annual Incentive Bonus

The annual incentive bonus is intended to compensate executives for achieving corporate goals.  One hundred percent of each named executive officer’s annual incentive bonus is contingent upon the Corporation achieving pre-determined financial and operational goals.

Decisions with respect to annual incentive bonus are made after the end of each fiscal year.  At the beginning of each year, the Compensation, Nominating and Governance Committee sets annual performance goals, a target and maximum incentive bonus amount, and a formula for determining the amount, if any, of the bonus each executive officer is entitled to receive.  Annual incentive bonuses are paid 60% in cash and 40% in Common Shares granted.  For purposes of determining the number of Common Shares an employee is issued as part of a stock bonus, the Corporation uses the weighted average market value of the Corporation’s Common Shares for the applicable fiscal year.  The Compensation, Nominating and Governance Committee reserves the right to award annual incentive bonuses above or below target amounts as it deems appropriate.

Targets and Results for 2008. During 2008, each named executive officer was eligible for target annual incentive bonuses ranging from 60% to 80% of his base salary, depending on his position.  Of these amounts, 100% was tied to the achievement of corporate goals as follows: a total revenue goal (25% weighting), a cash balance at December 31, 2008 target (45% weighting), an order backlog (25% weighting) and a safety OSHA incidence rate (5% weighting), all in line with the Corporation’s board-approved budget.  The Compensation, Nominating and Governance Committee reserves the discretion to award, or to deny, annual incentive bonuses whether or not performance targets are achieved, as it deems appropriate.  Decisions with respect to incentive bonuses for 2008 were made at a meeting of the Compensation, Nominating and Governance Committee based upon year-end information on February 26, 2009.  Pursuant to the formula included in the 2008 incentive plan, the Compensation, Nominating and Governance Committee determined that no named executive officer was entitled to a bonus for 2008.

Targets for 2009 Results.  For 2009, each named executive officer is eligible for target annual incentive bonuses ranging from 60% to 80% of his base salary, depending on his position.  Of these amounts, 100% is tied to the achievement of corporate goals as follows: a total revenue goal (25% weighting), a cash balance at December 31, 2009 target (40% weighting), an order backlog (30% weighting) and a safety OSHA incidence rate (5% weighting), all in line with the Corporation’s board-approved budget.  The incentive bonus is triggered when 100% of the corporate goals are achieved and increases linearly from 100% to 150% for 100% to 125% performance.  The Compensation, Nominating and Governance Committee reserves the discretion to award, or to deny, annual incentive bonuses whether or not performance targets are achieved, as it deems appropriate.  Decisions with respect to incentive bonuses for 2009 will be made by the Compensation, Nominating and Governance Committee based upon year-end information and pursuant to the formula included in the 2009 incentive plan.

Name	Minimum/Target Incentive Bonus Opportunity (payout as a % of base salary)	Maximum Incentive Bonus Opportunity (payout as a % of base salary)
Terry M. Copeland, President, Chief Executive Officer	80	120
John C. Fallini, Chief Financial Officer	60	90
Bruce J. Sabacky, Vice President & Chief Technology Officer	60	90
Stephen Balogh, Vice President Human Resources	60	90
C. Robert Pedraza, Vice President Corporate Strategy	60	90

Bonuses are paid 60% in cash and 40% in stock for each named executive officer.  The Company’s Board of Directors retains discretion to award bonuses above, and below, the bonus amount dictated by the Plan.

Long-Term Equity-Based Incentives

The Corporation’s 2005 Stock Incentive Plan (Amended and Restated) (the “2005 Plan”) was adopted at the Corporation’s Annual Meeting of Shareholders in May 2005 and amended and restated in 2007 to increase the number of eligible shares. Under the 2005 Stock Plan, the Corporation is authorized to issue equity-based awards, including stock options, stock bonuses, restricted stock, stock appreciation rights, and performance-based awards, with respect to up to 9,000,000 Common Shares.  Each of the Compensation, Nominating and Governance Committee and the Board of Directors have joint authority to grant awards under the 2005 Stock Plan.

The Corporation had previously authorized its 1996 Stock Option Plan and 1998 Stock Option Plan, under which an aggregate of 445,900 awards continue to be outstanding as of March 31, 2009; however, awards can no longer be granted under such plans.

The Corporation’s long-term equity-based incentive program is focused on rewarding performance that enhances shareholder value. The program involves the periodic grant of options to purchase Common Shares in order to provide executive officers with the opportunity to purchase an equity interest in the Corporation and to share in the appreciation of the value of the Corporation’s Common Shares.

The Compensation, Nominating and Governance Committee periodically considers whether or not to grant additional stock options in order to maintain the overall competitiveness of the Corporation’s compensation package for each named executive officer and to ensure that executives, particularly executives whose other stock options have vested and/or been exercised, have an incentive to remain with the Corporation long term and to increase shareholder value.  Factors weighed in determining whether to make, and the amount of, these grants include the above-described review of benchmark compensation data and assessment of past performance, retention considerations, information regarding each named executive officer’s existing equity and stock option ownership, potential shareholder dilution and the expense to the Corporation pursuant to Standard of Financial Accounting Standards No. 123(R), Share-Based Payment (“FAS No. 123(R)”). Such options generally have an exercise price equal to the market price on the date of grant or the market price on the date of grant plus a premium over that price, a 10-year term and vest over a four-year term.

In addition, from time to time stock option grants are made to newly hired employees based on their level of responsibility and competitive practices.

Retention Grants. Following his appointment as interim President, Terry Copeland was awarded a grant of options to purchase 50,000 Common Shares at an exercise price of $2.18 per share on April 15, 2008.  Following his appointment as President and Chief Executive Officer, he was awarded an additional grant of options to purchase 75,000 Common Shares at an exercise price of $1.80 per share on July 15, 2008.  In addition to the options awarded due to his increased responsibilities, Terry Copeland was awarded a retention grant of options to purchase 275,000 Common Shares at an exercise price of $1.22 (10 percent above the current fair market value at grant date) on January 15, 2009.  All options have a 10-year term and vest 25% per year on the anniversary date of the respective grant.  This retention grant was determined to be in line with median grants to CEO’s in benchmarked companies.

The other named executive officers who are still employed by the Corporation were granted retention options to purchase an aggregate of 500,000 Common Shares at an exercise price of $1.22 per share on January 15, 2009 (10 percent above current fair market value at grant date).  The options have a 10-year term and vest 25% annually over a four-year period.

Compensation Adjustments

The Corporation may increase or, subject to contractual or other restrictions decrease an executive’s overall compensation at any time during any fiscal year after considering several factors, including level and scope of responsibilities, contribution to overall corporate performance and achievement of personal goals and objectives.

The Corporation does not currently have a defined policy regarding the subsequent adjustment or recovery of compensation or incentive awards if there is a subsequent accounting restatement or other correction of data that adversely affects relevant benchmarks or targets.  However, a policy regarding these matters is being considered as part of the Corporation’s 2009 incentive plan.

Termination and Change-of-Control Agreements

The employment agreements of the following named executive officers provide for termination and change of control benefits as follows:

The employment of Dr. Jeffrey McKinney, our Vice President and Chief Patent Counsel, was terminated on September 6, 2008.  Under the terms of Dr. McKinney’s employment agreement in connection with a termination of his employment by the Corporation without cause, he was entitled to receive a severance benefit equal to his base salary for one year, health benefits for eighteen months and his pro rata bonus for 2008 paid in the first quarter of 2009.

The employment of Alan Gotcher, former Chief Executive Officer and President of the Corporation, was terminated on February 27, 2008.  Under the terms of Dr. Gotcher’s employment agreement, in connection with a termination of his employment by the Corporation without cause, Dr. Gotcher was entitled to receive severance that includes his termination-date base salary and medical benefits for one year.  Dr. Gotcher was also entitled to receive a portion of his projected bonus for 2008 as severance.  In order to resolve an ambiguity in the employment agreement concerning the bonus portion of Dr. Gotcher’s severance package, he and the Corporation agreed in his separation agreement to a $240,000 cash payment in lieu of such potential bonus payment.

During 2008 each of the following named executive officers signed employment agreements: Dr. Terry Copeland, President and Chief Executive Officer; John Fallini, Vice President and Chief Financial Officer; Stephen Balogh, Vice President, Human Resources; C. Robert Pedraza, Vice President, Corporate Strategy; and Dan Voelker, Vice President, Engineering and Operations.  All of the agreements include the following provisions:

If the officer’s employment is terminated by the officer for good reason, which includes, among other things, (a) the Corporation requiring the officer to relocate his place of employment without the officer’s consent, or (b) a material adverse change in the officer’s title, position, and/or duties 90 days before or within one year after a change of control, the officer is entitled to a severance benefit equal to his base salary and health benefits for one year.  This one-year base salary severance benefit will be extended to 16 months if either the officer was required to relocate more than 50 miles in order to commence employment and the termination occurs within two years of commencement of employment, or the officer later consents to a relocation of his employment and the termination occurs within two years of such voluntary relocation.

If the officer’s employment is terminated by the Corporation without cause, the officer is entitled to a severance benefit equal to his base salary for one year, health benefits for 18 months, and a lump sum bonus payment equal to 60% of his base salary paid for the year in which his termination occurred.  The one-year base salary severance benefit will be extended to 16 months if either the officer was required to relocate more than 50 miles in order to commence employment and the termination occurs within two years of commencement of employment, or the officer later consents to a relocation of his employment and the termination occurs within two-years of such voluntary relocation.

The officer is not entitled to any severance if his employment is terminated at any time by the Corporation with cause or by the officer without good reason.  Dr. Copeland’s current base salary is $325,000 per year; Mr. Fallini’s current base salary is $230,000 per year; Mr. Balogh’s current base salary is $193,800 per year; and Mr. Pedraza’s current base salary is $190,000 per year.

The employment agreement signed previously by Dr. Bruce Sabacky, Vice President and Chief Technology Officer, remains in effect and contain the above provisions.  Dr. Sabacky’s current base salary is $225,000 per year.

The Compensation, Nominating and Governance Committee believes that providing a reasonable severance arrangement tied to termination without cause is essential to attracting and retaining talented executive officers.  In addition, the Compensation, Nominating and Governance Committee believes that the severance arrangements provided to certain of its named executive officers serve the best interests of the Corporation and its shareholders by ensuring that, if a hostile or friendly change of control is under consideration, its executives will feel secure enough about their post-transaction financial future that they will advise the Board of Directors about the potential transaction without consideration, or with lessened consideration, of any adverse effect of the transaction on their future employment and compensation.  The Corporation has no other severance agreements in place with its named executive officers.

Role of Executive Officers in Determining Executive Pay

The Compensation, Nominating and Governance Committee makes all decisions with respect to base compensation, annual incentive compensation and the award of stock options to the executive officers of the Corporation, including all named executive officers.  Such authority may not be delegated to another person other than, as appropriate, the entire Board of Directors.

At the end of each fiscal year, the Corporation’s Vice President of Human Resources and Chief Executive Officer are responsible for evaluating the performance of each named executive officer (and other officers) against corporate and individual performance objectives and for submitting a report to the Compensation, Nominating and Governance Committee detailing the results of their evaluations.  In connection with this report, each of the Vice President of Human Resources and Chief Executive Officer make recommendations to the Compensation, Nominating and Governance Committee with respect to compensation matters related to the prior year, including employee-specific recommendations but not with respect to himself.  In addition, each of the two officers makes recommendations to the Compensation, Nominating and Governance Committee with respect to compensation matters related to the upcoming year, including employee-specific recommendations (but not with respect to himself) and strategic and design recommendations.  The Compensation, Nominating and Governance Committee considers these recommendations, and the report of these officers, among other factors by the Compensation, Nominating and Governance Committee as it makes prior-year and coming-year compensation decisions.

Tax and Accounting Considerations

Accounting Treatment

The Corporation adopted Standard of Financial Accounting Standards No. 123(R), Share-Based Payment, which requires companies to expense the costs of stock-based compensation in their financial statements.  As such, the Corporation began recording stock-based compensation expense in the income statement in 2006.  The fair value of each award is estimated on the date of grant, using the Black-Scholes option-pricing model.  Once the fair value of each award is determined, it is expensed in the income statement over the vesting period.

Deductibility of Executive Compensation

Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the “Code”), imposes a $1 million annual limit on the amount that a public company may deduct for compensation paid during a tax year to the company’s Chief Executive Officer or to any of the company’s four other most highly compensated executive officers who are still employed at the end of the tax year.  The limit does not apply to compensation that meets the requirements of Code Section 162(m) for “qualified performance-based” compensation (i.e., compensation paid only if the executive meets pre-established, objective goals based upon performance criteria approved by the company’s shareholders).

The Compensation, Nominating and Governance Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code.  In certain situations, the Compensation, Nominating and Governance Committee may approve compensation that will not meet the requirements of Code Section 162(m) in order to ensure competitive levels of total compensation for its executive officers. Stock option grants in 2008 and 2009 were intended to constitute “qualified performance-based compensation” under Section 162(m); however, the Corporation’s 2008 annual performance bonus would not have been, and the Corporation’s 2009 annual performance bonus will not be, “qualified performance-based compensation.” In 2008, none of the named executive officers, received base pay, annual bonus and other compensation in an amount in excess of the $1 million deduction limit.

Compensation, Nominating and Governance Committee Report

The Compensation, Nominating and Governance Committee has reviewed and discussed the Compensation Discussion & Analysis section included in this Information Circular with management.  Each member of the Compensation, Nominating and Governance Committee is entitled to rely on (i) the integrity of those persons within the Corporation and of the professionals and experts from which the Compensation, Nominating and Governance Committee receives information, and (ii) the accuracy of the financial and other information provided to the Compensation, Nominating and Governance Committee by such persons, professionals or experts absent actual knowledge to the contrary.

Based upon that review and related discussions, the Compensation, Nominating and Governance Committee recommends to the Corporation’s Board of Directors that the Compensation Discussion & Analysis contained herein be included in this Information Circular and Proxy Statement.

COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE

Pierre Lortie, Chair
Eqbal Al Yousuf
Michel Bazinet
Robert van Schoonenberg

April 16, 2009

Executive Compensation

(a)  Summary Compensation Table

The following table provides details with respect to the total compensation of the Corporation’s named executive officers during the years ended December 31, 2008, 2007 and 2006:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (1) ($)	Non- Equity Incentive Plan Compen- sation (2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation (3) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Terry Copeland, President, Chief Executive Officer and Director	2008	322,302	Nil	Nil	271,294	Nil	Nil	6,750	600,346
	2007	*	*	*	*	*	*	*	*
	2006	*	*	*	*	*	*	*	*
Alan J. Gotcher, Former President, Former Chief Executive Officer and Director	2008	160,629	Nil	Nil	593,820	Nil	Nil	536,731(4)	1,291,180
	2007	370,382	459,453(5)	141,926	550,066	174,939	Nil	10,250	1,707,016
	2006	360,000	110,892(6)	Nil	237,740	86,400	Nil	7,500	802,531
John C. Fallini, Chief Financial Officer	2008	167,197	Nil	Nil	168,558	Nil	Nil	3,715	339,470
	2007	*	*	*	*	*	*	*	*
	2006	*	*	*	*	*	*	*	*
Edward H. Dickinson, Former Chief Financial Officer	2008	151,918	Nil	Nil	123,505	Nil	Nil	5,700	281,123
	2007	188,462	Nil	40,953	176,897	50,479	Nil	5,700	462,491
	2006	150,000	Nil	Nil	112,879	27,000	Nil	4,500	294,379
Bruce J. Sabacky, Vice President & Chief Technology Officer	2008	225,001	Nil	Nil	144,733	Nil	Nil	6,750	376,484
	2007	190,847	12,245(7)	54,847	153,837	67,606	Nil	5,700	485,082
	2006	150,000	Nil	Nil	73,084	27,000	Nil	4,500	254,584
Stephen Balogh, Vice President Human Resources	2008	192,868	Nil	Nil	95,423	Nil	Nil	5,814	294,105
	2007	*	*	*	*	*	*	*	*
	2006	*	*	*	*	*	*	*	*
C. Robert Pedraza, Vice President Corporate Strategy	2008	175,453	Nil	Nil	85,258	Nil	Nil	Nil	260,711
	2007	*	*	*	*	*	*	*	*
	2006	*	*	*	*	*	*	*	*
Jeffrey A. McKinney, Former Vice President and Chief Patent Counsel	2008	160,761	Nil	Nil	151,078	Nil	Nil	149,680(8)	461,519
	2007	150,653	Nil	49,262	93,609	60,721	Nil	Nil	354,245
	2006	*	*	*	*	*	*	*	*

* Compensation information not reported because such person was not a named executive officer during this calendar year.

(1)
The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the respective fiscal year, in accordance with FAS 123 (R) of awards pursuant to the Stock Incentive Plans and thus may include amounts from awards granted in prior years.  Assumptions used in the calculation of these amounts are included in Note 11 to the Corporation’s audited financial statements for the year ended December 31, 2008 included in the Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2009 and in Note 11 to the Corporation’s audited financial statements for the year ended December 31, 2007 included in the Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2008.

(2)	Represents cash portion of annual incentive bonus earned with respect to indicated fiscal year. Bonuses are generally paid in the subsequent fiscal year.
(3)	Reflects value of matching contributions made by the Corporation in connection with the 401(k) Plan, except as noted.
(4)
Represents $534,231 pursuant to the Separation Agreement and Release of All Claims dated April 18, 2008 with Dr. Gotcher and $2,500 of matching contributions made by the Corporation in connection with the 401(k) Plan.

(5)
Represents discretionary portion of the 2007 bonus awarded to Dr. Gotcher in the form of cash of $253,661 and 44,737 Common Shares with a value of $205,792 over and above the 98.4% bonus payout level as calculated in accordance with the annual incentive bonus plan as determined by the Compensation, Nominating and Governance Committee.

(6)
Represents discretionary portion of the 2006 bonus awarded to Dr. Gotcher in the form of an additional option grant over and above the 40% as calculated in accordance with the annual incentive bonus plan as determined by the Compensation, Nominating and Governance Committee.

(7)
Represents discretionary portion of the 2007 bonus awarded to Dr. Sabacky in the form of cash of $6,760 and 1,192 Common Shares with a value of $5,485 over and above the 98.4% bonus payout level as calculated in accordance with the annual incentive bonus plan as determined by the Compensation, Nominating and Governance Committee.

(8)	Represents $149,680 pursuant to the Separation Agreement and Release of All Claims dated September 5, 2008 with Dr. McKinney.

(b)  Grant of Plan-Based Awards Table

The following table provides details with respect to plan-based awards, if any, granted to the named executive officers during the year ended December 31, 2008:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards(1)		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- Lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
						(i)	(j)	(k)	(l)
		Target ($)	Maxi- mum ($)	Target (#)	Maxi- mum (#)
(a)	(b)	(c)	(e)	(g)	(h)
Terry Copeland, President, Chief Executive Officer and Director	1/3/08	Nil	Nil	Nil	Nil	1,887	Nil	Nil	Nil
	1/15/08	Nil	Nil	Nil	Nil	Nil	75,000(2)	3.72	144,734
		117,000	175,500	22,741	34,111	Nil	Nil	Nil	Nil
	4/15/08	Nil	Nil	Nil	Nil	Nil	50,000	2.18	56,186
	7/15/08	Nil	Nil	Nil	Nil	Nil	75,000	1.80	70,376
Alan J. Gotcher, Former President, Chief Executive Officer and Director	1/3/08	Nil	Nil	Nil	Nil	75,591	Nil	Nil	Nil
	1/15/08	Nil	Nil	Nil	Nil	Nil	283,000(2)	3.72	593,820
		204,000	306,000	39,650	59,475	Nil	Nil	Nil	Nil
John C. Fallini, Chief Financial Officer	4/15/08	Nil	Nil	Nil	Nil	Nil	150,000	2.18	168,558
		60,796	91,193	11,816	17,725	Nil	Nil	Nil	Nil
Edward H. Dickinson, Former Chief Financial Officer	1/3/08	Nil	Nil	Nil	Nil	8,903	Nil	Nil	Nil
	1/15/08	Nil	Nil	Nil	Nil	Nil	64,000(2)	3.72	123,505
		32,400	48,600	6,297	9,446	Nil	Nil	Nil	Nil
Bruce J. Sabacky, Chief Technology Officer	1/3/08	Nil	Nil	Nil	Nil	13,116	Nil	Nil	Nil
	1/15/08	Nil	Nil	Nil	Nil	Nil	75,000(2)	3.72	144,733
		81,000	121,500	15,743	23,615	Nil	Nil	Nil	Nil
Stephen Balogh, Vice President Human Resources	1/3/08	Nil	Nil	Nil	Nil	9,371	Nil	Nil	Nil
	1/15/08	Nil	Nil	Nil	Nil	Nil	65,000(2)	3.72	95,423
		69,768	104,652	13,560	20,341	Nil	Nil	Nil	Nil
C. Robert Pedraza, Vice President Corporate Strategy	1/3/08	Nil	Nil	Nil	Nil	9,446	Nil	Nil	Nil
	1/15/08	Nil	Nil	Nil	Nil	Nil	35,000(2)	3.72	51,382
		68,400	102,600	13,294	19,942	Nil	Nil	Nil	Nil
	4/15/08	Nil	Nil	Nil	Nil	Nil	40,000	2.18	33,876
Jeffrey A. McKinney, Former Vice President and Chief Patent Counsel	1/3/08	Nil	Nil	Nil	Nil	10,709	Nil	Nil	Nil
	4/15/08	Nil	Nil	Nil	Nil	Nil	72,000(2)	3.72	151,078
		77,400	116,100	15,044	22,566	Nil	Nil	Nil	Nil

(1)
Amounts reflect bonus amounts calculated based on the 2008 annual incentive bonus plan as approved by the Compensation, Nominating and Governance Committee on June 23, 2008.  The target is based on achieving 100% of the Corporation performance goal, and the maximum is based on achieving 125% of the Corporation performance goal, which also is the bonus cap.  The named executive officers were not entitled to receive a bonus at a threshold below the target.

(2)
These options were issued in connection with the 2008 retention grant.  As such, the vesting terms were set at 33% to vest immediately, 33% to vest in 2009 and 34% to vest in 2010.  The same vesting terms applied to all retention grants issued in 2007 to other employees of the Corporation.

(c)  Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding equity awards held by the named executive officers as of December 31, 2008:
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un- Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(d)	(e)	(f)
Terry Copeland, President, Chief Executive Officer and Director	75,000(1)	75,000(1)	Nil	4.14	11/15/2017
	Nil	75,000(2)	Nil	3.72	1/15/2018
	Nil	50,000(3)	Nil	2.18	4/15/2018
	Nil	75,000(4)	Nil	1.80	7/15/2018
Alan J. Gotcher, Former President, Chief Executive Officer and Director	Nil	Nil	Nil	Nil	Nil
John C. Fallini, Chief Financial Officer	Nil	150,000(3)	Nil	2.18	4/15/2018
Edward H. Dickinson, Former Chief Financial Officer	29,700(5)	Nil	Nil	6.13	4/13/2009
	45,000(5)	Nil	Nil	1.20	2/9/2011
	26,500(6)	Nil	Nil	4.07	3/10/2015
	22,242(7)	Nil	Nil	3.42	3/10/2016
	56,250(8)	18,750(8)	Nil	3.42	3/10/2016
	10,570(9)	Nil	Nil	2.63	1/15/2017
	50,000(10)	25,000(10)	Nil	2.63	1/15/2017
	Nil	64,000(2)	Nil	3.72	1/15/2018
Bruce J. Sabacky, Vice President & Chief Technology Officer	25,000(4)	Nil	Nil	4.07	3/25/2015
	21,504(7)	Nil	Nil	3.42	3/10/2016
	30,000(8)	10,000(8)	Nil	3.42	3/10/2016
	10,570(9)	Nil	Nil	2.63	1/15/2017
	50,000(10)	25,000(10)	Nil	2.63	1/15/2017
	Nil	75,000(2)	Nil	3.72	1/15/2018
Stephen Balogh, Vice President Human Resources	15,000(8)	5,000(8)	Nil	3.42	3/10/2016
	37,500(11)	12,500(11)	Nil	2.96	7/26/2016
	4,463(9)	Nil	Nil	2.63	1/15/2017
	50,000(10)	25,000(10)	Nil	2.63	1/15/2017
	Nil	65,000(2)	Nil	3.72	1/15/2018
C. Robert Pedraza, Vice President Corporate Strategy	70,000(12)	Nil	Nil	2.96	8/19/2015
	22,500(8)	7,500(8)	Nil	3.42	3/10/2016
	4,850(7)	Nil	Nil	3.42	3/10/2016
	33,333(10)	16,667(10)	Nil	2.63	1/15/2017
	5,167(9)	Nil	Nil	2.63	1/15/2017
	Nil	35,000(2)	Nil	3.72	1/15/2018
	Nil	40,000(3)	Nil	2.18	4/15/2018
Jeffrey A. McKinney, Vice President and Chief Patent Counsel	Nil	Nil	Nil	Nil	Nil

(1)	Options vest over three years from date of grant: 25% vested immediately; 25% vest on November 15, 2008; 25% vest on November 15, 2009; and 25% vest on November 15, 2010.
(2)	Options vest over four years from date of grant: 25% vested on January 15, 2009; 25% vest on January 15, 2010; 25% vest on January 15, 2011; and 25% vest on January 15, 2012.
(3)	Options vest over four years from date of grant: 25% vest on April 15, 2009; 25% vest on April 15, 2010; 25% vest on April 15, 2011; and 25% vest on April 15, 2012.
(4)	Options vest over three years from date of grant: 25% vested immediately; 25% vested on July 26, 2007; 25% vested on July 26, 2008; and 25% vest on July 26, 2009.
(5)	Options were modified to fully vest on November 23, 2004.
(6)	Options vest over one year from date of grant: 6,500 vested immediately and 20,000 vested on March 10, 2006.
(7)	Options vested immediately on the grant date of March 10, 2006.
(8)	Options vest over three years from date of grant: 25% vested immediately; 25% vested on March 10, 2007; 25% vested on March 10, 2008; and 25% vested on March 10, 2009.
(9)	Options vested immediately on the grant date of January 15, 2007.
(10)	Options vest over two years from date of grant: 33% vested immediately; 33% vested on January 15, 2008; and 34% vested on January 15, 2009.
(11)	Options vest over four years from date of grant: 25% vest on July 15, 2009; 25% vest on July 15, 2010; 25% vest on July 15, 2011; and 25% vest on July 15, 2012.
(12)	Options vest over two years from date of grant: 33% vested immediately; 33% vested on July 25, 2007; and 34% vested on July 25, 2008.

(d)  Option Exercises and Stock Vested

The following table provides information regarding stock options exercised by, and stock awards that vested in favor of, the named executive officers during the fiscal year ended December 31, 2008.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercises ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Edward H. Dickinson, Former Chief Financial Officer	10,000	118,000
	10,000	3,300

(e)  Pension Benefits Table and Non-Qualified Deferred Compensation

The Corporation does not sponsor, and is not obligated to provide, any benefits under any defined benefit or non-qualified deferred compensation plan.  The Corporation does provide a limited matching contribution under the 401(k) Plan, as explained in “Compensation Discussion and Analysis” above.

(f)   Potential Payments Upon Termination or Change-in-Control

For information on severance to which the named executive officers may be entitled upon termination of employment or in connection with a change of control, see the subsection entitled “Termination and Change-of-Control Agreements” in the Compensation Discussion and Analysis section above.

Upon termination of employment, an employee is entitled to receive the dollar value of accrued vacation leave but not medical leave.  As of December 31, 2008, each of the named executive officers would have been entitled upon termination of employment to receive the following dollar amount in exchange for accrued, but unused vacation leave:

Name	Accrued Vacation Leave ($)
Terry M. Copeland, President, Chief Executive Officer and Director	8,956
John C. Fallini, Chief Financial Officer	4,702
Edward H. Dickinson, Former Chief Financial Officer	31,133
Bruce J. Sabacky, Vice President & Chief Technology Officer	42,569
Stephen Balogh, Vice President Human Resources	638
C. Robert Pedraza, Vice President Corporate Strategy	23,665

Compensation of Directors

The following table presents information regarding the compensation for the fiscal year ended December 31, 2008 of all persons who served as directors of the Corporation during 2008, except for Alan J. Gotcher, the Corporation’s former President and former Chief Executive Officer and Terry Copeland, the Corporation’s current President and Chief Executive officer, whose compensation is described in the previous tables:

Name	Fees Earned Or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Eqbal Al Yousuf	6,226	10,688	Nil	Nil	Nil	Nil	16,914
Michel Bazinet	33,500	42,444	Nil	Nil	Nil	Nil	75,944
Jon N. Bengtson	53,000	42,444	Nil	Nil	Nil	Nil	95,444
George E. Hartman	35,500	42,444	Nil	Nil	Nil	Nil	77,944
Robert Hemphill	25,000	26,058	2,520	Nil	Nil	Nil	53,578
Pierre Lortie	48,500	18,694	15,673	Nil	Nil	Nil	82,867
Robert van Schoonenberg	39,750	41,875	Nil	Nil	Nil	Nil	81,625

(1)
During 2008, the Corporation paid all directors who are not employees of the Corporation a fee of $6,250 per quarter. In addition, directors who are not employees and provide service in the following positions received the following additional fees:

Position	Additional Compensation
Chairman of the Board	$4,000 per quarter
Audit Committee Chair	$3,000 per quarter
Compensation, Nominating and Governance Committee Chair	$2,000 per quarter
Audit or Compensation, Nominating and Governance Committee,
Or Strategy Review Committee Member	$1,000 per quarter
Strategy Review Committee Chair	$2,000 per quarter
Other Committee Chair or Member	Determined upon formation of committee

Directors are also entitled to receive compensation to the extent that they provide services to the Corporation at rates that would be charged by such directors for such services to arm’s length parties.  No amounts were paid to Dr. Gotcher or to Dr. Copeland in 2008 in their capacity as a director.

(2)
The value reported for stock awards is based on the portion of restricted stock that vested during the year ended December 31, 2008 and was booked as compensation expense by the Corporation.  A graded vesting method was utilized to amortize the compensation expense.  Under this method, unvested amounts begin amortizing at the beginning of the month in which the stock awards are granted.  Unvested stock awards held by each director at December 31, 2008 were as follows:  Mr. Al Yousuf – 5,000; Mr. Bazinet – 32,623 shares; Mr. Bengtson – 32,623 shares; Mr. Hartman – 32,623 shares; Mr. Hemphill – 26,066 shares; Mr. Lortie – 6,557 shares; and Mr. van Schoonenberg – 33,815 shares.

(3)
Directors of the Corporation and its subsidiaries are also entitled to participate in the 1996 Plan, 1998 Plan and the 2005 Plan.  An aggregate of 441,763 stock awards and option awards were outstanding and held by directors as of December 31, 2008.   The number of option awards outstanding as of December 31, 2008 for each of the directors is as follows:  Mr. Hartman – 85,000 options; Mr. Hemphill – 4,000 options; Mr. Lortie – 36,667; Mr. Bazinet, Mr. Bengtson and Mr. van Schoonenberg have no options outstanding.

Audit Committee and Audit Committee Report

Audit Committee

The Audit Committee operates pursuant to a written charter adopted by the Board, a copy of which may be found on the Corporation’s website under the heading “Investors” and is attached hereto as Appendix B.  A copy may also be obtained free of charge by mailing a request in writing to: Secretary, Altair Nanotechnologies Inc., 204 Edison Way, Reno, Nevada 89502, U.S.A.

The Audit Committee is comprised solely of non-employee directors, each of whom has been determined by the Board to be independent under the requirements of the NASDAQ listing standards and National Instrument 52-110 of the Canadian Securities Administrators (“NI 52-110”).  The Audit Committee is comprised of Robert van Schoonenberg (Chair), Jon Bengtson, George Hartman and Pierre Lortie.  From September 2007 through April 7, 2008, the Audit Committee was comprised of Jon Bengtson (Chair), George Hartman and Pierre Lortie.  If elected by the shareholders, Robert van Schoonenberg (Chair), Jon Bengtson, George Hartman and Pierre Lortie are expected to be members of the Audit Committee during 2009.  The Audit Committee held four meetings in person and six meetings via conference call during the fiscal year ended December 31, 2008.  In each of those meetings, two directors attended in person and two via conference call.

The Board has determined in its business judgment that each member of the Audit Committee satisfies the requirements with respect to financial literacy set forth in NASDAQ Rule 4350(d)(2)(A)(iv) and applicable Canadian securities laws; and the Board has determined than Jon Bengtson is an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act by the U.S. Securities and Exchange Commission (“SEC”), is independent under Item 7(b) of Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is, as a result of his past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background, sophisticated with respect to financial matters.

The Audit Committee’s responsibility is to assist the Board in its oversight of (a) the quality and integrity of the Corporation’s financial reports, (b) the independence and qualifications of the Corporation’s independent auditor, and (c) the compliance by the Corporation with legal and regulatory requirements.  Management of the Corporation has the responsibility for the Corporation’s financial statements as well as the Corporation’s financial reporting process, principles and internal controls.  The Corporation’s independent public accounting firm is responsible for performing an audit of the Corporation’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.

Audit Committee Report

The Audit Committee reviewed and discussed the audited financial statements of the Corporation as of and for the year ended December 31, 2008 with management and with the independent public accounting firm.  The Audit Committee has discussed with the independent public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.  In addition, the Audit Committee has received the written disclosures and the letter from the independent public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the Audit Committee concerning independence, and has discussed with the independent public accounting firm the independent auditor’s independence.

The Audit Committee has also considered whether the independent auditor’s provision of non-audit services to the Corporation is compatible with maintaining the auditors’ independence.

The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting including in respect of auditor independence.  As such, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements fairly present the Corporation’s financial position and results of operation and are in accordance with generally accepted accounting principles and applicable laws and regulations.  Each member of the Audit Committee is entitled to rely on (i) the integrity of those persons within the Corporation and of the professionals and experts (such as the independent auditor) from which the Audit Committee receives information, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons, professionals or experts absent actual knowledge to the contrary and (iii) representations made by management or the independent public accounting firm as to any information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and other non audit services provided by the independent auditor to the Corporation.

Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

AUDIT COMMITTEE

Robert van Schoonenberg, Chair
Jon Bengtson
George Hartman
Pierre Lortie

March 11, 2009

Meetings of Directors and Attendance at Shareholders Meetings

During the year ended December 31, 2008, the Board held four meetings in person and four meetings via conference call.  All directors attended all of the in-person meetings, with the exception of Michel Bazinet, who was unable to attend one of the meetings.  All directors participated in all conference calls, with the exception of Robert Hemphill, who was unable to attend three of the meetings held via conference call.  In addition, the Board considered and acted on certain matters throughout the year by executing one consent resolution.

The Corporation does not have a policy with respect to the attendance of shareholder meetings by directors.  All members of the Board attended the 2008 annual shareholders meeting.

Nominating Committee

The purpose of the Compensation, Nominating and Governance Committee related to nomination of directors and corporate governance matters is (i) to recommend to the Board the slate of director nominees for election to the Corporation’s Board of Directors, individuals to fill Board vacancies occurring between annual meetings of stockholders, and individuals for nomination as members of the standing committees of the Board, and (ii) to develop and recommend to the Board a set of corporate governance principles applicable to the Corporation.

In identifying nominees for directors, the Compensation, Nominating and Governance Committee takes into consideration such factors as it deems appropriate.  These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, relationship of work experience and education to the current and proposed lines of business of the Corporation, the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be a desirable addition to the Board and any committees of the Board, and the extent to which the candidate satisfies any objective requirements (such as residence, independence or expertise requirements) applicable to the Board or any committees of the Board.  The Compensation, Nominating and Governance Committee considers candidates submitted by shareholders in accordance with the policies set forth in the most recent proxy statement delivered to shareholders and may, but is not required to, consider candidates proposed by management.

The Compensation, Nominating and Governance Committee met seven times during 2008, twice by telephone and five times in person. The members of the Compensation, Nominating and Governance Committee are Pierre Lortie (Chair), Eqbal Al Yousuf, Michel Bazinet and Robert van Schoonenberg, each of whom is independent under NASDAQ’s listing standards.  From January 1, 2008 through April 6, 2008, the members of the Compensation, Nominating and Governance Committee were Pierre Lortie (Chair) and Michel Bazinet.  From April 6, 2008 through October 14, 2008, the members of the Compensation, Nominating and Governance Committee were Pierre Lortie (Chair), Michel Bazinet and Robert van Schoonenberg. From October 14, 2008 through June 3, 2009, the members of the Compensation, Nominating and Governance Committee were Pierre Lortie (Chair), Eqbal Al Yousuf, Michel Bazinet and Robert van Schoonenberg.  The charter governing operations of the Compensation, Nominating and Governance Committee was initially adopted in April 2004, was updated in February 2007 and is available at the Corporation’s website at www.altairnano.com under “Investors” – “Governance.”

Shareholder Suggestions for Nominees and Communications with the Board of Directors

The Board will consider director candidates recommended by shareholders. Such recommendations should include the name, age, address, telephone number, principal occupation or employment, background and qualifications of the nominee and the name, address and telephone number of and number of Common Shares owned by the shareholder making the recommendation.  Recommendations should be sent to the Secretary of the Corporation at the address first set forth above. Candidates submitted by shareholders in accordance with the policies set forth in the most recent proxy statement delivered to shareholders are considered under the same standards as nominees recommended by other persons.

Shareholders may send communications to the Board or to specified individual directors by mailing such communications to the Secretary of the Corporation at the address of the Corporation first set forth above and indicating that such communications are for the Board or specified individual directors, as appropriate.  All communications received by mail are forwarded to the directors to which they are addressed unless the communications contain information substantially similar to that forwarded by the same shareholder, or an associated shareholder, within the past 90 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Corporation’s officers and directors to file reports concerning their ownership of Common Shares with the SEC and to furnish the Corporation with copies of such reports.  Based solely upon the Corporation’s review of the reports required by Section 16 and amendments thereto furnished to the Corporation, the Corporation believes that all reports required to be filed pursuant to Section 16(a) of the Exchange Act during 2008 were filed with the SEC on a timely basis except as follows:  (a)  a Form 3 for John Harvat, General Counsel and Vice President, was due on December 10, 2008 but was filed on January 31, 2009; (b) a Form 4 for John Harvat was due on December 17, 2008 but was filed on April 7, 2009 (although information required in such Form 4 was included in a previously filed Form 3) and (c) Forms 4 for Eqbal Al Yousuf and Al Yousuf LLC, 10% beneficial owners, were due on March 6, 2008 but were filed on April 17, 2008.

Code of Ethics and Code of Conduct

The Corporation has adopted the Code of Ethics for Senior Executive, Financial Officers, Members of the Management Executive Committee, and Directors (the “Code of Ethics”), which constitutes a code of ethics that applies to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as defined in Item 406 of Regulation S-K under the Exchange Act.  The Code of Ethics is available on the Corporation’s website at www.altairnano.com under “Investors” – “Governance.”

The Corporation has adopted the Altair Nanotechnologies Inc. Code of Conduct (the “Code of Conduct”), which constitutes a code of conduct applicable to all officers, directors and employees that complies with NASDAQ Rule 4350(n).  The Code of Conduct is available on the Corporation’s website at www.altairnano.com under “Investors” – “Governance.”

Securities Authorized for Issuance under Equity Compensation Plans

Set forth below is a summary of securities issued and issuable under all equity compensation plans of the Corporation as at December 31, 2008.  As of the date hereof, the 1996 Plan, the 1998 Plan and the 2005 Plan are the only equity compensation plans of the Corporation.  In the table below, outstanding securities information is presented for the 1996 Plan and the 1998 Plan, however, no new awards may be granted under these inactive plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,6,37,989	$3.028	5,420,419
Equity compensation plans not approved by security holders	None	N/A	None
Total	4,637,989	$3.028	5,420,419

Statement of Corporate Governance Practices

National Policy 58-201 of the Canadian Securities Administrators has set out a series of guidelines for effective corporate governance (the “Guidelines”). The Guidelines address matters such as the constitution and independence of corporate boards, the functions to be performed by boards and their committees and the effectiveness and education of board members. National Instrument 58-101 (“NI 58-101”) of the Canadian Securities Administrators requires the disclosure by each listed corporation of its approach to corporate governance with reference to the Guidelines as it is recognized that the unique characteristics of individual corporations will result in varying degrees of compliance.

Set out below is a description of the Corporation’s approach to corporate governance in relation to the Guidelines.

1.  The Board of Directors

NI 58-101 defines an “independent director” as a director who has no direct or indirect material relationship with the corporation.  A “material relationship” is in turn defined as a relationship that could, in the view of the corporation’s board of directors, be reasonably expected to interfere with such member’s independent judgement.  The Board of Directors of the Corporation is currently comprised of seven members, a majority of whom the Board has determined are “independent directors” within the meaning of NI 58-101.

Dr. Copeland is considered a non-independent director, as he is an officer of the Corporation.  Mr. Hemphill is an Executive Vice President of The AES Corporation, an investor in the Corporation and potential business partner.  The Board of Directors believes that Mr. Hemphill is not independent based on the significance of the ongoing joint development agreement and potential customer relationship between the Corporation and an affiliate of The AES Corporation. Mr. Al Yousuf controls Al Yousuf, LLC, which is an approximately 21% shareholder in the Corporation.  The Board of Directors believes that Mr. Al Yousuf is independent despite his previous financing activities and significant shareholdings based on the independence from management he has exhibited at all times since his initial investment in the Corporation and its general belief that being a significant shareholder is not likely to interfere with the independence of Mr. Al Yousuf’s judgment (and is likely to enhance it).

Messrs. Bazinet, Bengtson, Hartman, van Schoonenberg, and Lortie are considered independent directors since they are all independent of management and free from any material relationship with the Corporation.  The basis for this determination is that, since the beginning of the fiscal year ended December 31, 2008, none of the independent directors have worked for the Corporation, received more than CDN. $75,000 in annual remuneration from the Corporation, excluding fees received for serving on the board of directors or any board committee, or had material contracts with or material interests in the Corporation which could interfere with their ability to act with a view to the best interests of the Corporation.

The Board believes that it functions independently of management. To enhance its ability to act independent of management, the Board may meet in the absence of members of management and the non-independent directors or may excuse such persons from all or a portion of any meeting where a potential conflict of interest arises or where otherwise appropriate.  The Board held four meetings of the independent directors in the absence of members of management and the non-independent directors during the fiscal year ended December 31, 2008.  Mr. Bengtson, Chairman of the Board, generally acts as the chairman during meetings of the independent directors.

Additional information concerning meetings of the Board held in fiscal 2008 is set forth above under the heading “Meetings of the Directors and Attendance at Shareholders Meeting.”

Mr. Lortie currently serves as Chairman of the Board of Country Style Food Services, is a director of Group Canam (TSX-V:CAM) and also a director of Dynaplas.  Mr. van Schoonenberg serves as a director of Guidance Software, Inc. (NASDAQ:GUID).  Mr. Al Yousuf serves as the Chairman of the Board of ZAP, Inc.

The responsibilities of the Chairman of the Board are to consult with other Board members in determining the times and duration of the Board meetings, chair all regular sessions of the Board and set the agenda for Board meetings.

2.  Board Mandate

The Board has a mandate to set the strategic direction of the Corporation and to oversee its implementation by management of the Corporation.  A copy of the Board mandate is set forth in Appendix A to this Information Circular and a copy may also be found on the Internet at http://altairannualmeeting.com.

3.  Position Descriptions

Given the current size of the Corporation’s infrastructure and the existence of a limited number of executive officers and seven directors, the Board does not feel that it is necessary at this time to formalize position descriptions or corporate objectives for any of the Chairman of the Board, Chairmen of committees of the Board, or the President and Chief Executive Officer in order to delineate their respective responsibilities.  Accordingly, the roles of the executive officers of the Corporation are delineated on the basis of the customary practice.

4.  Orientation and Continuing Education

Although the Corporation currently has no formal orientation and education program for new Board members, sufficient information (such as recent annual reports, prospectus, proxy solicitation materials and various other operating and budget reports) is provided to any new Board member to ensure that new directors are familiarized with the Corporation’s business and the procedures of the Board. In addition, on at least an annual basis, the Board is given a presentation by an attorney or other professional regarding their role, responsibilities and obligations.  In addition, new directors are encouraged to visit and meet with management on a regular basis.  The Corporation also encourages continuing education of its directors and officers where appropriate in order to ensure that they have the necessary skills and knowledge to meet their respective obligations to the Corporation.

5.  Ethical Business Conduct

The Board has adopted a formal code of conduct and code of ethics.  See “Code of Conduct and Code of Ethics” above.  In order to ensure compliance with the Code of Conduct and Code of Ethics, and to ensure that directors exercise independent judgement, the Audit Committee has assumed responsibility for approving transactions involving the Corporation and any “related party” (as that term is defined in Multilateral Instrument Rule 61-101), except for decisions related to compensation, which are approved by the Compensation, Nominating and Governance Committee.  The full Board is responsible for monitoring the Corporation’s compliance with strategic planning matters, implementing a process for assessing the effectiveness of committees of directors and individual directors, and reviewing changes in or additions to compliance policies, standards, codes and programs, as well as applicable legislation.

6.  Nomination of Directors

The Board has established a Compensation, Nominating and Governance Committee, which has assumed the responsibility for identifying new candidates for Board nomination.  See “Nominating Committee” above.

7.  Compensation

The Board has established a Compensation, Nominating and Governance Committee, which has assumed the responsibility for making recommendations to the Board on compensation related matters.  See “Composition of the Compensation Committee” and “Compensation Committee Report on Executive Compensation” above.  Director compensation is evaluated using the same process as the Corporation’s total compensation (see “Determination of Compensation” page 14).

8.  Committees

In addition to the Audit Committee and the Compensation, Nominating and Governance Committee, the Board formed a standing Strategy Review Committee, the members of which are Pierre Lortie, Michel Bazinet, George Hartman and Robert van Schoonenberg in April 2008 which was eliminated in February 2009.

9.  Assessments

The Board assesses, on an annual basis, the contributions of the Board as a whole, the Audit Committee and Compensation, Nominating and Governance Committee, and each of the individual directors, in order to determine whether each is functioning effectively.  The Compensation, Nominating and Governance Committee has responsibility for conducting and overseeing the annual self-evaluations for the Board and reporting such results to the Board following the end of each fiscal year.  The evaluations, documented in the form of questionnaires, include peer review evaluations and are based on such objective and subjective criteria, as such committee deems appropriate.

Interest of Informed Persons in Material Transactions

Except as otherwise disclosed in this Information Circular (see “Certain Relationships and Related Transactions”), no informed person of the Corporation (within the meaning of applicable Canadian securities laws), any nominee for election as a director or any associate or affiliate thereof, has or has had any material interest in any transaction since the commencement of the Corporation’s last completed financial year, or in any proposed transaction, which has materially affected or would materially affect the Corporation.

Indebtedness of Directors and Executive Officers

There is currently no outstanding indebtedness of (i) any present or former director, executive officer or employee; or (ii) any associate of any current or former director, executive officer or employee, either owing to the Corporation or any of its subsidiaries, or owing to another entity which is the subject of a guarantee, support agreement, letter of credit or similar arrangement or understanding provided by the Corporation or any of its subsidiaries.

Policies for Approval of Related Party Transactions

The Corporation’s Audit Committee has the authority and responsibility to review and approve any proposed transactions between the Corporation (including its subsidiaries) and any person that is an officer, key employee, director or affiliate of the Corporation (or any subsidiary), other than transactions related to the employment and compensation of such persons, which are reviewed and approved by the Compensation, Nominating and Governance Committee.

Vote Required and Recommendation of the Board of Directors

In connection with the election of directors, the seven nominees receiving the highest number of votes will be elected.

The Board recommends a vote FOR the election of the nominees for the Board of Directors set forth herein.

PROPOSAL NO. 2 — APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Approval of the appointment of Perry-Smith LLP as the independent public accounting firm for the Corporation for the fiscal year ending December 31, 2009, and authorization of the Audit Committee to set their remuneration, is to be voted upon at the Meeting.  Representatives of Perry-Smith LLP are expected to be present at the Meeting but will not have an opportunity to make a statement.  Representatives of Perry-Smith LLP will be available to respond to appropriate questions.  Perry-Smith LLP was first appointed auditors of the Corporation on September 26, 2005, prior to which Deloitte & Touche LLP acted as auditors of the Corporation from 2001 to August 18, 2005.

Audit Fees.  During the fiscal years ended December 31, 2007 and 2008, the aggregate fees billed by the Corporation’s independent public accounting firm for the audit of the Corporation’s financial statements for such fiscal years, for the reviews of the Corporation’s interim financial statements and for the review of SEC registration statements, including the cost of auditing internal controls were $154,450 and $161,760, respectively.

Audit-Related Fees.   No audit-related fees were paid during the fiscal years ended December 31, 2007 or 2008.

Tax Fees.  During the fiscal years ended December 31, 2007 and 2008, the Corporation paid fees for tax compliance, advice and planning of $56,514 and $66,905, respectively to Perry-Smith LLP.

All Other Fees.  During the fiscal years ended December 31, 2007 and 2008, the Corporation paid Perry-Smith LLP $28,075 and $12,065, respectively, in connection with other matters.

Audit Committee Pre-Approval Policy.  The Audit Committee pre-approves the services provided to the Corporation by its independent public accounting firm in connection with the audit of the Corporation’s annual financial statements, the review of the Corporation’s quarterly financial statements and tax preparation and consultation.  Management is not permitted to engage its independent public accounting firm for other audit or permitted non-audit services without the case-by-case pre-approval of the Audit Committee.  The Audit Committee approved all the services provided to the Corporation by its independent public accounting firm described above.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the votes cast on this proposal shall constitute approval of the appointment of Perry-Smith LLP and authorization of the Audit Committee to set their remuneration.

The Board recommends a vote FOR approval of the appointment of Perry-Smith LLP as the Corporation’s independent public accounting firm for the fiscal year ending December 31, 2009 and authorization of the Audit Committee to set their remuneration.

OTHER MATTERS

Proposals of Shareholders

Pursuant to rules adopted by the SEC, if a shareholder intends to propose any matter for a vote at the annual meeting of the shareholders to be held in 2010, but fails to notify the Corporation of such intention prior to March 2, 2010, then a proxy solicited by the Board may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card.

In order to be included in the proxy statement and form of proxy relating to the Corporation’s annual meeting of shareholders to be held in 2010, proposals which shareholders intend to present at such annual meeting must be received by the Secretary of the Corporation, at the Corporation’s principal business office, 204 Edison Way, Reno, Nevada 89502, U.S.A. no later than December 17, 2009.

Undertakings

Unless the Corporation has received contrary instructions, the Corporation intends to deliver only one copy of this Information Circular and one copy of the Annual Report for the year ended December 31, 2008 to multiple shareholders sharing the same address.  Upon written or oral request, the Corporation will provide, without charge, an additional copy of such documents to each shareholder at a shared address to which a single copy of such documents was delivered.   Shareholders at shared addresses that are receiving a single copy of such documents but wish to receive multiple copies, and shareholders at shared addresses that are receiving multiple copies of such documents but wish to receive a single copy, should contact John Fallini, Chief Financial Officer, at 204 Edison Way, Reno, Nevada, 89502, U.S.A., or at the following telephone number:  (775) 858-3750.

Additional Information

Additional information relating to the Corporation is available on SEDAR at www.sedar.com.  Financial information is provided in the Corporation’s comparative financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2008.  Shareholders may contact Shaun Drake at 360 Bay Street, Suite 500, Toronto, Ontario M5H 2V6, Canada (416-361-0737), to request copies of the Corporation’s financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations.  In addition shareholders may download copies of the Corporation’s proxy and latest annual report directly from its website at www.altairnano.com.

Upon written or oral request, the Corporation will provide, without charge, to each person to whom a copy of this Information Circular has been delivered, a copy of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC (other than the exhibits except as expressly requested).  Requests should be directed to John Fallini, Chief Financial Officer, at 204 Edison Way, Reno, Nevada, 89502, U.S.A., or at the following telephone number:  (775) 858-3750.

*     *     *     *     *     *     *     *     *

The contents and sending of this Information Circular have been approved by the directors of the Corporation.

Dated as of the 16th day of April, 2009.

ALTAIR NANOTECHNOLOGIES INC.
/s/ Terry M. Copeland
Terry M. Copeland, President and Chief Executive Officer

Appendix A

Copy of Board Mandate

[see attached]

Mandate of the Board of Directors

Mandate

The Board of Directors (the “Board”) of Altair Nanotechnologies Inc. (the “Company”) will oversee the governance of the Company’s business.

Directors shall exercise their judgment in a manner consistent with their fiduciary duties.  In particular, directors are required to act honestly and in good faith, with a view to the best interests of the Company and its shareholders and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Responsibilities

The Board discharges its responsibilities directly, through delegation to committees of the Board and, as appropriate, through delegation to individual directors.

The Board’s responsibilities, to be discharged directly, through delegation to committees of the Board and, as appropriate, through delegation to individual directors shall include:

Oversight of Management

•
Participating in the selection, appointment, development, evaluation and compensation of the Chief Executive Officer (“CEO”) and other senior officers directly and through the Compensation and Nominating Committee.

•
Promoting, by the actions of the Board and its individual directors, a culture of integrity throughout the Company, consistent with the Company’s Code of Conduct and Code of Ethics.  By the Board’s oversight of senior officers, the Board will encourage the CEO and other executive officers to act with integrity and to create a culture of integrity throughout the Company.

•	Periodically reviewing the Company’s Code of Conduct and Code of Ethics and making changes as appropriate.

Financial and Risk Matters

•	Overseeing the reliability and integrity of the financial statements and other publicly reported financial information, and of the disclosure principles and practices followed by management.

•	Overseeing the integrity of the Company’s internal controls and management information.

•	Reviewing and approving an annual operating budget for the Company and its subsidiaries on a consolidated basis and monitoring the Company’s performance against such budget.

•	Reviewing and approving quarterly financial statements and the release thereof by management.

•
Overseeing the Company’s controls and procedures for the preparation and dissemination of current reports and news releases in an effort to ensure that material information is disseminated in a timely and accurate fashion.

•
Periodically assessing the processes utilized by management with respect to risk assessment and risk management, including the identification by management of the principal risks of the business of the Company, and the implementation by management of appropriate systems to deal with such risks.

Business Strategy

•
Adopting a strategic planning process pursuant to which management develops and proposes, and the Board reviews and approves, significant corporate strategies and objectives, taking into account the opportunities and risks of the business.

•	Reviewing and approving all major acquisitions, dispositions and investments and all significant financings and other significant matters outside the ordinary course of the Company’s business.

Corporate Governance

•	Overseeing the development, implementation and operation of the Company’s corporate governance initiatives.

•	Taking appropriate steps to remain informed about the Board’s duties and responsibilities and about the business and operations of the Company.

•	Ensuring that the Board receives from senior officers the information and input required to enable the Board to effectively perform its duties.

•	Assessing the performance of the Chairman of the Board, the Chairperson of each committee of the Board and each director.

Appendix B
 Copy of Audit Committee Charter

[see attached]

ALTAIR NANOTECHNOLOGIES, INC.

AUDIT COMMITTEE CHARTER

I.	COMMITTEE’S PURPOSE

The Audit Committee (“Committee”) is appointed by the Board of Directors (“Board”) to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) compliance by the Company with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) performance of the Company’s internal and independent public accounting firm, and (5) the business practices and ethical standards of the Company.  The Committee is also directly responsible for (a) the appointment, compensation, retention and oversight of the work of the Company’s independent public accounting firm, and (b) the preparation of the report that the Securities and Exchange Commission (“Commission”) requires to be included in the Company’s annual proxy statement.  While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are presented fairly in all material respects in accordance with generally accepted accounting principles.  These are the responsibility of management and the independent auditor.

II.	COMMITTEE MEMBERSHIP

Independence. The Committee shall consist of three or more members of the Board of Directors, each of whom shall be independent. Independence shall be determined as to each member by the full board. To be considered independent, each Committee member must meet the independence requirements applicable to Audit Committees of companies listed on the NASDAQ Stock Market (“NASDAQ”) under NASDAQ rules and the securities laws of the United States and Canada, and rules promulgated thereunder (the “Securities Laws”). Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

Financial Literacy.   All members of the Committee shall be financially literate, as defined by the Commission, or must become financially literate within a reasonable period of time after their appointment to the Committee, and at least one member of the Committee shall be an audit committee financial expert, as determined in the judgment of the Board with reference to the Securities Laws and NASDAQ rules.

III.	COMMITTEE COMPOSITION

The members of the Committee shall be nominated by the Compensation, Nominating and Corporate Governance Committee and appointed by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified.  The Board may remove any member of the Committee at any time.

Chairman. Unless a Chairman is elected by the full Board, the members of the Committee shall designate a Chair by majority vote of all the Committee members.

IV.	MEETINGS

The Committee shall meet at least four times annually or more frequently as circumstances dictate. Meetings may be in person or by telephone as needed to conduct the business of the Committee.  The Committee may take action by the unanimous written consent of the members in the absence of a meeting.  The Committee shall meet periodically with management, the internal auditors and the independent auditor is separate executive sessions.

V.	AUTHORITY AND RESPONSIBILITY OF THE COMMITTEE

The Audit Committee shall have the authority (1) to exercise all powers with respect to the appointment, compensation, retention and oversight of the work of the independent auditor for the Company and its subsidiaries, (2) to retain special legal, accounting or other consultants to advise the Committee and to pay the fees of such advisors and (3) to determine the amount of funds it needs to operate and direct the CFO make such funds available.  As part of its oversight role, the Committee may investigate any matter brought to its attention, with the full power to retain outside counsel or other experts for this purpose.  Unless special circumstances require the fact or terms of any engagement or appointment made by the Committee to be kept confidential from the Chief Financial Officer, the Committee shall promptly notify the Chief Financial Officer of the fact and terms of any appointment or engagement, and provide copies of related agreements, and shall cause all invoices to be forwarded to or at the direction of the Chief Financial Officer promptly following receipt.  Confidential portions of any agreement or invoice may be redacted.  The Audit Committee may request any officer of employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any member of, or consultant to, the Committee.  Without limiting the generality of the foregoing, the Audit Committee shall:

Financial Statements and Disclosure Matters

1.
Review and discuss prior to public dissemination the annual audited and quarterly unaudited financial statements with management and the independent auditor, including major issues regarding accounting, disclosure and auditing procedures and practices as well as the adequacy  of internal controls that could materially affect the Company’s financial statements.  In addition, the review shall include the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  Based on the annual review, the Audit Committee shall recommend inclusion of the financial statements in the Annual Report on Form 10-K to the Board.

2.
Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

3.	Review and discuss reports from the independent public accounting firm on:

A.	Critical accounting policies and practices to be used.

B.
Alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramification of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

C.	Other material written communications between the independent auditor and management, such as any management letter.

4.
Discuss with management the Company’s earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies.  Such discussion may be done generally consisting of discussing the types of information to be disclosed and the types of presentations to be made.  In its discretion, the Committee may adopt policies requiring specific reviews and approvals with respect to press releases, SEC reports and other disclosures, whether or not financial in nature.

5.	Discuss with management and the independent auditor the effect on the Company’s financial statements of significant regulatory and accounting initiatives as well as off-balance sheet structures.

6.
Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

7.
Review with the independent auditor any audit problems or difficulties and management responses, including but not limited to (1) any restrictions on the scope of the auditor’s activities, (2) any restrictions on the access of the independent auditor to requested material, (3) any significant disagreements with management and (4) any audit differences that were noted or proposed by the auditor but for which the Company’s financial statements were not adjusted (as immaterial or otherwise).  The Committee will resolve any disagreements between the auditors and management regarding financial reporting.

8.
Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of disclosure controls and procedures and internal controls over financial reporting and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

9.	Discuss at least annually with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61 - Communication with Audit Committees.

10.	Prepare the Audit Committee report that the Commission requires to be included in the Company’s annual proxy statement and review the matters described in such report.

11.
Obtain from management the annual report on internal controls over financial reporting required by governing rules, as well as the independent auditor’s attestation report on management’s assessment of internal controls over financial reporting.

Responsibility For The Company’s Relationship With The Independent Auditor

12.
Be solely responsible for the appointment, compensation, retention and oversight of the work of the independent public accounting firm employed by the Company.  The independent auditor shall report directly to the Audit Committee.  If the appointment of the independent public accounting firm is submitted for any ratification by stockholders, the Audit Committee shall be responsible for making the recommendation of the independent public accounting firm.

13.
Review, at least annually, the qualifications, performance and independence of the independent auditor.  In conducting such review, the Committee shall obtain and review a report by the independent auditor describing (1) the firm’s internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review, or peer review, of the firm or by any formal investigation by governmental or professional authorities regarding services provided by the firm which could affect the financial statements of the Company, and any steps taken to deal with any such issues, and (3) all relationships between the independent auditor and the Company that could be considered to bear on the auditor’s independence.  This evaluation shall include the review and evaluation of the lead partner of the independent auditor and shall ensure the rotation of partners in accordance with Commission rules and the securities laws.  In addition, the Committee shall consider the advisability of regularly rotating the audit firm in order to maintain the independence between the independent auditor and the Company.

14.
Approve in advance any audit or permissible non-audit engagement or relationship between the Company and the independent public accounting firm.  The Committee shall establish guidelines for the retention of the independent auditor for any permissible non-audit services.  The Committee hereby delegates to the Chairman of the Committee the authority to approve in advance all audit or non-audit services to be provided by the independent auditor if presented to the full Committee at the next regularly scheduled meeting.

15.
Meet with the independent auditor prior to the audit to review the planning and staffing of the audit including the responsibilities and staffing of the Company’s internal audit department personnel who will assist in the audit.

16.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

17.
Ensure its receipt from the independent public accounting firm of a formal written statement delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard 1, engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor.

Oversight Of The Company’s Internal Audit Function

18.	Review the appointment and replacement of the senior internal auditing executive or functional outside equivalent.

19.	Review the activities and organizational structure of the internal auditing function and the significant reports to management prepared by the internal auditing department and management’s responses.

20.	Discuss with the independent auditor and management the internal audit function responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit department.

21.	Obtain from the independent auditor assurance that Section 10A (b) of the Securities Exchange Act of 1934, as amended, has not been implicated.

22.
Obtain reports from management and the Company’s internal auditing function that the Company is in conformity with applicable legal requirements and the Company’s Code of  Conduct and its Code of Ethics for Senior Executives, Financial Officers and Members of the Management Executive Committee (the “Codes”).  Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Codes.

23.
Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters. Also, the Committee shall maintain the Anonymous Reporting Hotline for the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting, internal controls or auditing matters.

24.
Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

25.
Review at least annually legal matters with the Company’s General Counsel that may have a material impact on the financial statements, the Company’s compliance policies, including but not limited to the Foreign Corrupt Practices Act, and any material reports or inquires received from regulators or governmental agencies.

Review of Related Party Transactions

26.
Review and approve (or decline to approve) any proposed transactions between the Company (including its subsidiaries) and any person that is an officer, key employee, director or affiliate of the Company (or any subsidiary), other than transactions that related to the employment and compensation of such persons and are within the scope of the charter of the Compensation, Nominating and Governance Committee Charter. Review disclosures required to be made under the securities laws of insider and affiliated party transactions.

Other

27.
Report regularly to the Board with respect to any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent public accounting firm or the performance of the internal audit function.

28.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

29.	Perform an annual performance self-evaluation.

COMMITTEE OPERATIONS

The Committee shall meet in person or telephonically at a time and place determined by the Chairman of the Committee, with further meeting to occur, or actions to be taken by unanimous written consent, when deemed appropriate or desirable by the Committee Chairman.  A majority of the Committee members shall constitute a quorum for the transaction of business.  The action of a majority of those present at a meeting when a quorum is present will constitute the actions of the Committee.   The Secretary of the Company, or his or her designee, will keep minutes of all Committee meetings, which will be distributed to all members of the Board.  Prior to each meeting, a preliminary agenda will be prepared by either the Secretary or the Chairman of the Committee.  The Chairman of the Committee will make the final decision regarding the agenda.  The agenda and all materials to be reviewed at the meeting shall be received by the Committee members as far in advance of the meeting date as reasonably practicable.  The Committee shall have such resources and authority as it deems desirable or appropriate to discharge its duties and responsibilities, including the authority to obtain advice and assistance from internal or external legal, human resource, accounting or other experts, advisors or consultants, without seeking approval of the Board or management.  Such independent advisors may be the regular advisors of the Company.  The Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee.

PROXY
Altair Nanotechnologies Inc.
Annual Meeting of Shareholders
on
June 4, 2009
This Proxy Is Solicited By The Board of Directors Of
Altair Nanotechnologies Inc.

The undersigned shareholder of Altair Nanotechnologies Inc. (the "Corporation") hereby nominates, constitutes and appoints Terry M. Copeland, President, or failing him, John Fallini, Chief Financial Officer, or instead of any of them, ___________________________, as nominee of the undersigned to attend and vote for and on behalf of the undersigned at the annual meeting of shareholders of the Corporation (the "Meeting") to be held on the 4th day of June, 2009 and at any adjournment or adjournments thereof, to the same extent and with the same power as if the undersigned were personally present at the said meeting or such adjournment or adjournments thereof, and without limiting the generality of the power hereby conferred, the nominees are specifically directed to vote the shares represented by this proxy as indicated below.

This proxy also confers discretionary authority to vote in respect of any amendments or variations to the matters identified in the Notice of Meeting, matters incident to the conduct of the Meeting and any other matter which may properly come before the Meeting about which the Corporation did not have notice as of the date 45 days before the date on which the Corporation first mailed proxy material to shareholders and in such manner as such nominee in his judgement may determine.

A shareholder has the right to appoint a person to attend and act for him and on his behalf at the Meeting other than the persons designated in this form of proxy.  Such right may be exercised by filling the name of such person in the blank space provided or by completing another proper form of proxy and, in either case, depositing the proxy as instructed below.

To be valid, this proxy must be received by the transfer agent of the Corporation at 120 Adelaide Street West, Suite 420, Toronto, Ontario M5H 4C3, Canada not later than 48 hours (excluding Saturdays and holidays) before the time of holding the Meeting or adjournment thereof, or delivered to the chairman on the day of the Meeting or adjournment thereof.

The nominees are directed to vote the shares represented by this proxy as follows:

(1)
ELECTION OF DIRECTORS, each to serve until the next annual meeting of shareholders of the Corporation or until their respective successor shall have been duly elected, unless earlier terminated in accordance with the bylaws of the Corporation:

□           FOR all nominees listed below (except as marked to the contrary).

□           WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTION:  To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

Eqbal Al Yousuf	Jon N. Bengtson	George E. Hartman
Robert F. Hemphill, Jr.	Pierre Lortie	Robert G. van Schoonenberg
Terry M. Copeland

[See Reverse Side]

(2)
Proposal to appoint Perry-Smith LLP as independent public accounting firm of the Corporation for the fiscal year ending December 31, 2009 and to authorize the Audit Committee of the Board of Directors to fix their remuneration.

□ FOR	□ WITHHOLD

(3)
At the nominee's discretion upon any amendments or variations to matters specified in the notice of the Meeting, matters incident to the conduct of the Meeting, and upon any other matters as may properly come before the Meeting or any adjournments thereof about which the Corporation did not have notice as of the date 45 days before the date on which the Corporation first mailed proxy materials to shareholders.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON ANY VOTE OR BALLOT CALLED FOR AT THE MEETING AND, WHERE A SHAREHOLDER HAS SPECIFIED A CHOICE, WILL BE VOTED OR WITHHELD FROM VOTING ACCORDINGLY. UNLESS A SPECIFIC INSTRUCTION IS INDICATED, SAID SHARES WILL BE VOTED IN FAVOUR OF ALL NOMINEES OF THE BOARD OF DIRECTORS AND IN FAVOUR OF THE APPOINTMENT OF AUDITORS,  ALL OF WHICH ARE SET FORTH IN THE INFORMATION CIRCULAR, ACCOMPANYING THIS PROXY, WHICH IS INCORPORATED HEREIN BY REFERENCE AND RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

This proxy revokes and supersedes all proxies of earlier date.

DATED this ____ day of ________________, 2009.

PRINT NAME: _______________________________

SIGNATURE: ________________________________

NOTES:

(1)
This proxy must be signed by the shareholder or the shareholder’s attorney duly authorized in writing, or if the shareholder is a corporation, by the proper officers or directors under its corporate seal, or by an officer or attorney thereof duly authorized.

(2)	A person appointed as nominee to represent a shareholder need not be a shareholder of the Corporation.

(3)	If not dated, this proxy is deemed to bear the date on which it was mailed on behalf of the management of the Corporation.

(4)	Each shareholder who is unable to attend the Meeting is respectfully requested to date and sign this form of proxy and return it using the self-addressed envelope provided.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 4, 2009.

The Corporation’s Annual Report to Stockholders and Proxy Statement are available on the Internet at http:// www.altairannualmeeting.com.

ALTAIR NANOTECHNOLOGIES INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that an annual meeting (the "Meeting") of the shareholders of Altair Nanotechnologies Inc. (the "Corporation") will be held at the Grand Sierra Resort, 2500 E. 2nd Street, Reno, Nevada 89502, Thursday, the 4th day of June 2009, at the hour of 10:00 o'clock in the morning (Pacific time) for the following purposes:

(1)	To receive the audited financial statements of the Corporation for the twelve months ended December 31, 2008, together with the report of the auditors thereon;

(2)	To elect directors;

(3)	To authorize the appointment of the auditors and to authorize the Audit Committee of the Board of Directors to fix their remuneration; and

(4)	To transact such further or other business as may properly come before the Meeting or any adjournment or adjournments thereof.

This notice is accompanied by a form of proxy, a management information circular and the annual report to shareholders of the Corporation containing the audited consolidated financial statements of the Corporation for the fiscal year ended December 31, 2008.

Proxies to be used at the meeting must be deposited at the office of the transfer agent not later than 48 hours (excluding Saturdays and holidays) before the time of holding the meeting.

Shareholders who are unable to attend the Meeting in person are requested to complete, date, sign and return the enclosed form of proxy so that as large a representation as possible may be had at the Meeting.

DATED at Toronto, Ontario as of the 14th day of April, 2009.

BY: ORDER OF THE BOARD (Sgd.) Terry M. Copeland President and Chief Executive Officer